                                                                    EXHIBIT 10.1
================================================================================
                          CREDIT AND SECURITY AGREEMENT

                            Dated as of June 7, 2000

                                      among

                            LANIER LEASE FUNDING LLC
                                   as Borrower

                                       and

                             LANIER WORLDWIDE, INC.
                   as Guarantor of the Servicer's Performance

                                       and

                          LANIER LEASE RECEIVABLES LLC
                                  as Guarantor

                                       and

                     LANIER COLLECTIONS LIMITED PARTNERSHIP
                                 as the Servicer

                                       and

               EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       and

                               WACHOVIA BANK, N.A.
                    individually and as the Blue Ridge Agent

                                       and

                                  BANK ONE, NA
        individually, as the Falcon Agent and as the Administrative Agent

================================================================================
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
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                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I. THE CREDIT.............................................................................................3

   Section 1.1    The Facility....................................................................................3
   Section 1.2    Ratable Loans; Funding Mechanics; Liquidity Fundings............................................4
   Section 1.3    Interest Rates..................................................................................4
   Section 1.4    Payment Dates; Noteless Agreement...............................................................5
   Section 1.5    Prepayments.....................................................................................6
   Section 1.6    Reductions in Aggregate Commitment..............................................................6
   Section 1.7    Requests for Increases in Aggregate Commitment..................................................7
   Section 1.8    Extension of the Funding Termination Date.......................................................7
   Section 1.9    Distribution of Certain Notices.................................................................8

ARTICLE II. BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS.................................................8

   Section 2.1    Method of Borrowing.............................................................................8
   Section 2.2    Selection of CP Tranche Periods and Interest Periods............................................8
   Section 2.3    Computation of Concentration Limits and Unpaid Balance..........................................9
   Section 2.4    Maximum Interest Rate...........................................................................9
   Section 2.5    Payments and Computations, Etc.................................................................10
   Section 2.6    Non-Receipt of Funds by the Co-Agents..........................................................10

ARTICLE III. SETTLEMENTS.........................................................................................11

   Section 3.1    Reporting......................................................................................11
   Section 3.2    Turnover of Collections........................................................................11
   Section 3.3    Deemed Collections.............................................................................13
   Section 3.4    Estimates of Interest..........................................................................14

ARTICLE IV. FEES AND YIELD PROTECTION............................................................................15

   Section 4.1    Fees...........................................................................................15
   Section 4.2    Yield Protection...............................................................................15
   Section 4.3    Funding Losses.................................................................................17

ARTICLE V. CONDITIONS OF ADVANCES................................................................................17

   Section 5.1    Conditions Precedent to Initial Advance........................................................17
   Section 5.2    Conditions Precedent to All Advances and Reinvestments.........................................20

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.......................................................................21

   Section 6.1    Representations and Warranties of the Loan Parties.............................................21

ARTICLE VII. GENERAL COVENANTS OF THE LOAN PARTIES...............................................................26

   Section 7.1    Affirmative Covenants of the Loan Parties......................................................26
   Section 7.2    Reporting Requirements of the Loan Parties.....................................................28
   Section 7.3    Negative Covenants of the Loan Parties.........................................................30
   Section 7.4    Separate Corporate Existence of the Borrower...................................................33

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
ARTICLE VIII. ADMINISTRATION AND COLLECTION......................................................................36

   Section 8.1    Designation of Servicer........................................................................36
   Section 8.2    Duties of Servicer.............................................................................37
   Section 8.3    Servicer Advances..............................................................................38
   Section 8.4    Servicer Defaults..............................................................................39
   Section 8.5    Rights of the Administrative Agent.............................................................40
   Section 8.6    Responsibilities of the Loan Parties and Originator............................................41
   Section 8.7    Further Action Evidencing the Security Interest................................................41

ARTICLE IX. SECURITY INTEREST....................................................................................42

   Section 9.1    Grant of Security Interest.....................................................................42
   Section 9.2    Further Assurances.............................................................................43
   Section 9.3    Remedies.......................................................................................43

ARTICLE X. LIQUIDATION EVENTS....................................................................................43

   Section 10.1   Liquidation Events.............................................................................43
   Section 10.2   Remedies.......................................................................................46

ARTICLE XI. THE ADMINISTRATIVE AGENT.............................................................................47

   Section 11.1   Appointment....................................................................................47
   Section 11.2   Delegation of Duties...........................................................................48
   Section 11.3   Exculpatory Provisions.........................................................................48
   Section 11.4   Reliance by Co-Agents..........................................................................49
   Section 11.5   Notice of Liquidation Events...................................................................50
   Section 11.6   Non-Reliance on Co-Agents and Other Lenders....................................................50
   Section 11.7   Indemnification of Administrative Agent and Co-Agents..........................................51
   Section 11.8   Co-Agents in their Individual Capacities.......................................................51
   Section 11.9   Successor Administrative Agent.................................................................52
   Section 11.10     Co-Agents' Conflict Waivers.................................................................52
   Section 11.11     UCC Filings.................................................................................53

ARTICLE XII. ASSIGNMENTS AND PARTICIPATIONS......................................................................53

   Section 12.1   Restrictions on Assignments....................................................................53
   Section 12.2   Rights of Assignees and Participants...........................................................54
   Section 12.3   Terms and Evidence of Assignment...............................................................54

ARTICLE XIII. INDEMNIFICATION....................................................................................54

   Section 13.1   Indemnities by the Borrower....................................................................54
   Section 13.2   Indemnities by Servicer........................................................................57
   Section 13.3   Indemnities by the Other Loan Parties..........................................................58

ARTICLE XIV. MISCELLANEOUS.......................................................................................59

   Section 14.1   Amendments, Etc................................................................................59
   Section 14.2   Notices, Etc...................................................................................59
   Section 14.3   No Waiver; Remedies............................................................................59
   Section 14.4   Binding Effect; Survival.......................................................................60
   Section 14.5   Costs, Expenses and Taxes......................................................................60
   Section 14.6   No Proceedings.................................................................................61
   Section 14.7   Confidentiality of the Borrower Information....................................................61
   Section 14.8   Confidentiality of Program Information.........................................................63
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
   Section 14.9   Captions and Cross References..................................................................64
   Section 14.10     Integration.................................................................................64
   Section 14.11     Governing Law...............................................................................65
   Section 14.12     Waiver Of Jury Trial........................................................................65
   Section 14.13     Consent To Jurisdiction; Waiver Of Immunities...............................................66
   Section 14.14     Execution in Counterparts...................................................................66
   Section 14.15     No Recourse Against Other Parties...........................................................66

                                    APPENDIX

APPENDIX A               Definitions

                                    SCHEDULES

SCHEDULE 6.1(N) List Of Offices Of the Servicer And the Borrower Where Records Are Kept
SCHEDULE 6.1(O)          List of Lock-Box Banks
SCHEDULE 14.2            Notice Addresses

                                    EXHIBITS

EXHIBIT 2.1              Form of Borrowing Request
EXHIBIT 3.1(A)           Form of Settlement Report
EXHIBIT 5.1(A)(VIII)     Form of Opinion of Special Counsel for the Loan Parties
EXHIBIT 5.1(A)(XX)       Form of Certificate of Financial Officer
EXHIBIT a                Form of Lock-Box Agreement
EXHIBIT B                Credit and Collection Policy


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

                          CREDIT AND SECURITY AGREEMENT

                            Dated as of June 7, 2000



         THIS IS A CREDIT AND SECURITY AGREEMENT ("Agreement") among:

         (1) LANIER LEASE FUNDING LLC, a Delaware limited liability company (together with its successors and permitted assigns, the "Borrower"),

         (2) LANIER WORLDWIDE, INC., a Delaware corporation (together with its successors, "Lanier"), as guarantor of the Servicer's performance under the Performance Guaranty (in such capacity, together with its successors, "Guarantor of the Servicer's Performance"),


         (3) LANIER LEASE RECEIVABLES LLC, a Delaware limited liability company (together with its successors, "LLR LLC"), as guarantor under the Secured Guaranty (in such capacity, together with its successors, "Guarantor"),

         (4) LANIER COLLECTIONS LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors, "Lanier Collections"), as initial servicer hereunder (in such capacity, together with any successor servicer or sub-servicer appointed pursuant to Section 8.1, the "Servicer"),

         (5) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors, "Blue Ridge"), FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation (together with its successors, "Falcon" and, together with Blue Ridge, the "Conduits"), WACHOVIA BANK, N.A., a national banking association, in its capacity as a Liquidity Bank to Blue Ridge (together with its successors, "Wachovia"), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, in its capacity as a Liquidity Bank to Falcon (together with its successors, "Bank One"), as Lenders (hereinafter defined),

         (6) WACHOVIA BANK, N.A., as administrator and liquidity agent for Blue Ridge and its Liquidity Banks (in such capacity, the "Blue Ridge Agent"), and BANK ONE, NA, as administrative and liquidity agent for Falcon and its Liquidity Banks (in such capacity, the "Falcon Agent" and, together with the Blue Ridge Agent, the "Co-Agents"), and

         (7) BANK ONE, NA, as administrative agent for the Co-Agents and the Lenders (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent").

Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


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                                   BACKGROUND

         1. The Borrower is indirectly wholly-owned by Lanier.

         2. The Originator is engaged in the business of leasing and servicing office equipment and selling supplies and equipment associated therewith.

         3. Pursuant to the Sale Agreement (Step 1), the Originator has transferred, and hereafter will transfer to LLR LLC, all of the Originator's right, title and interest in and to the Receivables and certain related property.

         4. Pursuant to the Sale Agreement (Step 2), LLR LLC has transferred, and hereafter will transfer to the Borrower, all of its right, title and interest in and to the Receivables and certain related property but not including the Related Equipment.

         5. Pursuant to the Excess Cash Flow Participation Agreement, Lanier has granted a percentage participation interest to Lanier Lease Participation Corporation in certain of the excess cash distributions that Lanier may receive from its equity investment in LLR LLC.

         6. The Borrower has requested the Lenders to make revolving loans to the Borrower from time to time secured by the Collateral, and, subject to the terms and conditions contained in this Agreement, the Lenders are willing to make such secured loans.

         7. The Guarantor of the Servicer's Performance has entered into the Performance Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, the Co-Agents and the Administrative Agent, pursuant to which Guarantor of the Servicer's Performance has guaranteed the performance by Lanier Collections of its duties and obligations as Servicer hereunder.

         8. The Guarantor has entered into the Secured Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, the Co-Agents and the Administrative Agent, pursuant to which the Guarantor has guaranteed the payment and performance by the Borrower of its obligations under the Transaction Documents.

         9. Bank One has been requested, and is willing, to act as the Administrative Agent under this Agreement and certain of the other Transaction Documents.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:


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

                                   ARTICLE I.
                                   THE CREDIT


         SECTION 1.1 THE FACILITY.

         On the terms and subject to the conditions set forth in this Agreement, the Borrower (or the Servicer on the Borrower's behalf) may from time to time during the Revolving Period request Advances by delivering a Borrowing Request to the Co-Agents in accordance with Section 2.1. Upon receipt of each Borrowing Request from the Borrower or Servicer, each of the Co-Agents shall determine whether its Conduit will fund a Loan in an amount that equals (in the case of Falcon) or is close to but not in excess of (in the case of Blue Ridge), its Funding Percentage of the requested Advance, and

                  (a) in the event that Blue Ridge elects not to make any such Loan to the Borrower, the Blue Ridge Agent shall promptly notify the Borrower and, unless the Borrower cancels its Borrowing Request, each of the Liquidity Banks of Blue Ridge severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the sum of the aggregate principal amount of Blue Ridge's and its Liquidity Banks' Loans at any one time outstanding plus the unpaid interest thereon accrued and to accrue through the next succeeding Settlement Date, exceed the lesser of (i) the aggregate amount of the Blue Ridge Liquidity Banks' Commitments, and (ii) Blue Ridge's Funding Percentage of the Borrowing Base (such lesser amount, the "Blue Ridge Allocation Limit"); and

                  (b) in the event that Falcon elects not to make any such Loan to the Borrower, the Falcon Agent shall promptly notify the Borrower and, unless the Borrower cancels its Borrowing Request, each of the Liquidity Banks of Falcon severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the sum of the aggregate principal amount of Falcon's and its Liquidity Banks' Loans at any one time outstanding plus the unpaid interest thereon accrued and to accrue through the next succeeding Settlement Date, exceed the lesser of (i) the aggregate amount of the Falcon Liquidity Banks' Commitments, and
         (ii) Falcon's Funding Percentage of the Borrowing Base (such lesser amount, the "Falcon Allocation Limit").

The requested amount of each Loan shall be in the minimum amount of $1,000,000 or a larger integral multiple of $500,000. In no event may the aggregate principal amount of the Advances at any one time outstanding hereunder exceed the lesser of (i) the Aggregate Commitment, and (ii) the Borrowing Base. All Liquidity Banks' Commitments shall terminate on the Termination Date. Each of the Loans, and all other Obligations of the Borrower, shall be secured by the Collateral as provided in Article IX.


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         SECTION 1.2 RATABLE LOANS; FUNDING MECHANICS; LIQUIDITY FUNDINGS.

         (a) Each Advance hereunder shall consist of one or more Loans made by Falcon and/or its Liquidity Banks, on the one hand, and one or more Loans made by Blue Ridge and/or its Liquidity Banks, on the other hand, as close as possible to being ratably in proportion to their respective Funding Percentages. Notwithstanding the foregoing, each of the parties hereto acknowledges that Commercial Paper Notes are issued at a discount and at varying discount rates; accordingly, it may not be possible for Blue Ridge's CP Rate Loans to be made in amounts precisely equal to its Funding Percentage of the aggregate amount specified in a Borrowing Request.

         (b) Each Lender funding any Loan (or portion thereof) shall initiate a wire transfer in the principal amount of its Loan on the applicable Borrowing Date to its applicable Co-Agent in immediately available funds not later than 12:00 noon (New York City time) on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, such Co-Agent shall initiate a wire transfer of such funds to the account specified by the Borrower in its Borrowing Request not later than 3:00 p.m. (New York City time) on such Borrowing Date.

         (c) While it is the intent of the Conduits to fund their respective Funding Percentages of each requested Advance through the issuance of Commercial Paper Notes, the parties acknowledge that if either of the Conduits is unable, or reasonably determines in good faith that it is undesirable, to issue Commercial Paper Notes to fund all or any portion its Loans at a CP Rate, or is unable to repay such Commercial Paper Notes upon the maturity thereof, such Conduit may put all or any portion of its Loans to its Liquidity Banks at any time pursuant to its Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Article II. Regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a "Lender" hereunder with the same force and effect as if it had directly made a Loan to the Borrower in the amount of its Liquidity Funding (and, to the extent of any such Liquidity Bank's participation in such Loan, the applicable Conduit shall not be deemed to be a "Lender," or to have any corresponding obligations, with respect thereto).

         (d) Nothing herein shall be deemed to commit any Lender to make CP Rate Loans.

         SECTION 1.3 INTEREST RATES.

         (a) Each CP Rate Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the CP Tranche Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such CP Tranche Period at the applicable CP Rate. On the fifth Business Day immediately preceding each Settlement Date, each Co-Agent shall calculate the aggregate amount of CP Costs with respect to its Conduit for the applicable Accrual Period and shall notify the Borrower of such aggregate amount.


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

         (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the applicable Eurodollar Rate (Reserve Adjusted) for such Interest Period plus (ii) 2.00% per annum.

         (c) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on Alternate Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

         (d) Notwithstanding anything to the contrary contained in Sections 1.3(a), (b) or (c), upon the occurrence of a Liquidation Event and during the continuance thereof, all Obligations shall bear interest, payable upon demand, at the Default Rate.

         (e) Interest at any of the aforementioned rates shall be calculated as provided in Section 2.5(c). Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (New York City time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         SECTION 1.4 PAYMENT DATES; NOTELESS AGREEMENT.

         (a) The Borrower promises to pay each CP Rate Loan on the last day of its CP Tranche Period.

         (b) The Borrower promises to pay each Eurodollar Loan on the last day of its Interest Period.

         (c) The Borrower promises to pay each Alternate Base Rate Loan, together with all accrued and unpaid interest thereon, on or before the earlier to occur of (i) the Termination Date, and (ii) the refinancing of such Loan with a CP Rate Loan or a Eurodollar Rate Loan.

         (d) The Borrower promises to pay all accrued and unpaid interest on each Loan on its applicable Interest Payment Date(s).

         (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Upon request of the Administrative Agent, the Borrower or such Lender's Co-Agent, such Lender will confirm the outstanding principal balances of its Loans and the amount of any accrued and unpaid interest thereon. The entries maintained in the accounts maintained pursuant to this Section shall be prima facie evidence of

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the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         SECTION 1.5 PREPAYMENTS.

         (a) The Borrower may, subject, in the case of CP Rate Loans and Eurodollar Loans, to the funding indemnification provisions of Section 4.3 but otherwise without premium or penalty, from time to time prepay all outstanding Loans, or, in a minimum aggregate amount of $2,000,000 (or a larger integral multiple of $1,000,000), any portion of the outstanding Loans, upon two (2) Business Days' prior written notice to the Co-Agents (each, a "Prepayment Notice"), provided that each such prepayment of principal is accompanied by a payment of all accrued and unpaid interest thereon and is made ratably amongst the Lenders;

         (b) If, on any Business Day, the aggregate outstanding principal amount of (i) Blue Ridge's Loans and (ii) the Liquidity Fundings made by Blue Ridge's Liquidity Banks exceeds the Blue Ridge Allocation Limit, the Borrower shall prepay such Loans, without premium or penalty, but subject to the funding indemnification provisions of Section 4.3, by initiating a wire transfer to the Blue Ridge Co-Agent not later than 10:00 a.m. (New York City time) on the second Business Day thereafter in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid;

         (c) If on any Business Day, the aggregate outstanding principal amount of (i) Falcon's Loans and (ii) the Liquidity Fundings made by Falcon's Liquidity Banks exceeds the Falcon Allocation Limit, the Borrower shall prepay such Loans, without premium or penalty, but subject to the funding indemnification provisions of Section 4.3, by initiating a wire transfer to the Falcon Co-Agent not later than 10:00 a.m. (New York City time) on the second Business Day thereafter in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid; and

         (d) Upon receipt of any wire transfer pursuant to Section 1.5(a), (b) or (c), the applicable Co-Agent shall initiate a wire transfer to each of its Constituent Lenders for their respective shares thereof not later than 12:00 noon (New York City time) on the date when received.

         SECTION 1.6 REDUCTIONS IN AGGREGATE COMMITMENT.

         The Borrower may permanently reduce the Aggregate Commitment in whole, or in part, in a minimum amount of $10,000,000 (or a larger integral multiple of $1,000,000), upon at least fifteen (15) Business Days' written notice to the Co-Agents (each, a "Commitment Reduction Notice"), which notice shall specify the aggregate amount of such reduction and the Blue Ridge Liquidity Banks' and Falcon Liquidity Banks' respective Funding Percentages thereof, provided, however, that (a) the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances, (b) the aggregate amount of each Co-Agent's Constituents' Commitments may not be reduced below $50,000,000 unless such Co-Agent's Constituents' Commitments are terminated in full, and (c) unless and until the


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

$50,000,000 minimum in clause (b) would preclude ratable reductions, each partial reduction of the Aggregate Commitment shall be made ratably between the Falcon Co-Agent's Constituents, on the one hand, and the Blue Ridge Co-Agent's Constituents, on the other. All accrued and unpaid fees shall be payable on the effective date of any termination of the Aggregate Commitment. Each Commitment Reduction Notice shall be irrevocable once delivered to the Co-Agents.

         SECTION 1.7 REQUESTS FOR INCREASES IN AGGREGATE COMMITMENT.

         The Borrower may from time to time request increases in the Aggregate Commitment in a minimum amount of $5,000,000 (or a larger integral multiple of $1,000,000), upon at least 30 days' prior written notice to the Co-Agents, which notice shall specify the amount of and proposed effective date for any such requested increase (each, a "Commitment Increase Request"). If both Co-Agents agree to the requested increase by notifying the Borrower in writing of their concurrence, such increase shall be made to the Commitments of the Blue Ridge Liquidity Banks and the Falcon Liquidity Banks, ratably in accordance with their respective Funding Percentages and Ratable Shares as of the effective date specified in the Commitment Increase Request. If either Co-Agent declines such request, the other Co-Agent may elect to increase the Commitments of its Constituent Liquidity Banks by all or any portion of the entire amount requested, in which case the Funding Percentages shall be adjusted to reflect such increase on the effective date specified in the Commitment Increase Request. If neither Co-Agent agrees to such increase, the amount of the Aggregate Commitment shall remain unchanged.

         SECTION 1.8 EXTENSION OF THE FUNDING TERMINATION DATE.

         Provided that no Unmatured Liquidation Event, Liquidation Event or Lanier Credit Event exists and is continuing, the Borrower may request an extension of the Funding Termination Date by submitting a written request for an extension (each, an "Extension Request") to the Co-Agents no more than 60 days prior to the Funding Termination Date then in effect. The Extension Request must specify the new Funding Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Co-Agents) as of which the Co-Agents and their respective Constituents must respond in writing to the Extension Request (the "Response Date"). The new Funding Termination Date shall be no more than 364 days after the Funding Termination Date in effect at the time the Extension Request is received, including the Funding Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Blue Ridge Agent shall notify Blue Ridge and each Blue Ridge Liquidity Bank of the contents thereof and shall request each such Person to approve the Extension Request, and the Falcon Agent shall notify Falcon and each Falcon Liquidity Bank of the contents thereof and shall request each such Person to approve the Extension Request. Each Lender and each Liquidity Bank approving the Extension Request shall deliver its written approval to its Co-Agent no later than the Response Date, whereupon such Co-Agent shall notify the other Co-Agent and the Borrower within one (1) Business Day thereafter as to whether all of such Co-Agent's Constituents have approved the Extension Request. If all of the Blue Ridge Agent's


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

Constituents and all of the Falcon Agent's Constituents have approved in writing the Extension Request, the Funding Termination Date specified in the Extension Request shall become effective on the existing Funding Termination Date, and each of the Co-Agents shall promptly notify the Borrower and the other Co-Agent of the new Funding Termination Date. If either Co-Agent's Constituents do not unanimously agree to an Extension Request, the Borrower shall have the right to require such Co-Agent's Constituents to assign all, but not less than all, of their Commitments (as applicable) and all, but not less than all, of their outstanding Obligations (as applicable) by entering into written assignment(s) with one or more Eligible Liquidity Assignees not later than the 10th Business Day after such Eligible Liquidity Assignee(s) are identified. Each such assignment to an Eligible Liquidity Assignee (including, if agreed by the other Co-Agent's Constituents, to such other Co-Agent's Constituents) shall become effective on the Business Day following execution and delivery of the applicable written assignment, provided that the assigning Lenders receive payment in full of their Obligations.

         SECTION 1.9 DISTRIBUTION OF CERTAIN NOTICES.

         Promptly after receipt thereof, the Blue Ridge Agent will notify Blue Ridge and its Liquidity Banks, and the Falcon Agent shall notify Falcon and its Liquidity Banks, of the contents of each Settlement Report, Borrowing Request, Extension Request, Commitment Reduction Notice, Prepayment Notice, Commitment Increase Request or notice of Liquidation Event or Servicer Default received by it from the Borrower or the Servicer hereunder. In addition, each of the Co-Agents shall promptly notify its Constituent Lenders and the Borrower of each determination of and change in Interest Rates.

                                  ARTICLE II.
              BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS

         SECTION 2.1 METHOD OF BORROWING.

         The Borrower (or the Servicer on the Borrower's behalf) shall give the Co-Agents irrevocable notice in the form of Exhibit 2.1 hereto (each, a "Borrowing Request") not later than 12:00 noon (New York City time) at least three (3) Business Days before the Borrowing Date of each Advance. On each Borrowing Date, each Lender shall make available its Loan or Loans in immediately available funds to its Co-Agent by initiating a wire transfer in such amount not later than 2:00 p.m. (New York City time). Subject to its receipt of such wire transfers, each Co-Agent will initiate a wire transfer of the funds so received from its Constituent Lenders to the Borrower at the account specified in its Borrowing Request not later than 3:00 p.m. (New York City time) on the applicable Borrowing Date. Neither the Borrower, nor the Servicer on the Borrower's behalf, may deliver more than one (1) Borrowing Request in any month.

         SECTION 2.2 SELECTION OF CP TRANCHE PERIODS AND INTEREST PERIODS.

         Prior to the occurrence of a Liquidation Event, the Borrower or the Servicer (on the Borrower's behalf) in its Borrowing Request may request CP Tranche Periods (or, in the case of Liquidity Fundings, Interest Periods) from time to time to apply to each Lender's CP Rate Loans or Eurodollar Loans, as applicable; provided, however, that (i) at least one CP Tranche Period or one Interest Period shall mature on each Settlement Date, and
(ii) no CP Tranche Period or Interest Period which began prior to the Funding Termination Date shall extend beyond the Funding Termination Date.

         While each of the Co-Agents will use reasonable efforts to accommodate the Borrower's or the Servicer's requests for CP Tranche Periods or Interest Periods prior to a Liquidation Event, each of the Co-Agents shall have the right to subdivide any requested Loan into one or more Loans of different CP Tranche Periods or Interest Periods, as the case may be, or, if the requested period is not feasible, to suggest an alternative CP Tranche Period or Interest Period, provided that not less than $1,000,000 of principal may be allocated to any CP Tranche Period or Interest Period of any Lender.

         The Borrower (or the Servicer on the Borrower's behalf) may not request an Interest Period for a Eurodollar Loan unless it shall have given the Co-Agents written notice of its desire therefor not later than 12:00 noon (New York City time) at least three (3) Business Days prior to the first day of the desired Interest Period. Accordingly, all Liquidity Fundings shall initially be Alternate Base Rate Loans.

         Unless the Co-Agents shall have received written notice by 12:00 noon (New York City time) on the second (2nd) Business Day prior to the last day of a CP Tranche Period that the Borrower intends to reduce the aggregate principal amount of the Conduits' respective CP Rate Loans outstanding, each Conduit shall be entitled to assume that the Borrower desires to refinance its maturing CP Rate Loans on the last day of such CP Tranche Period with new CP Rate Loans in like principal amounts with CP Tranche Periods of approximately the same duration; provided, however, that neither Conduit shall be liable for failure to effect such refinancing and the Borrower shall remain liable for failure to pay the matured CP Rate Loans which were not so refinanced.

         Unless the Co-Agents shall have received written notice by 12:00 noon (New York City time) on the third (3rd) Business Day prior to the last day of an Interest Period that the Borrower intends to reduce the aggregate principal amount of the Eurodollar Loans outstanding from the Liquidity Banks, each of the Liquidity Banks shall be entitled to assume that the Borrower desires to refinance its maturing Eurodollar Loans on the last day of such Interest Period with Alternate Base Rate Loans.

         SECTION 2.3 COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE.

         The Obligor Concentration Limits and the aggregate Unpaid Balance of Receivables of each Obligor and its Affiliated Obligors (if any) shall be calculated as if each such Obligor and its Affiliated Obligors were one Obligor.

         SECTION 2.4 MAXIMUM INTEREST RATE.

         No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         SECTION 2.5 PAYMENTS AND COMPUTATIONS, ETC.

         (a) Payments. All amounts to be paid to either of the Co-Agents or any of the Lenders or any other Person or deposited by any Loan Party or the Servicer hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America in same day funds to the applicable Co-Agent at such Co-Agent's address specified in Schedule 14.2, and, to the extent such payment is for the account of a Lender, such Co-Agent shall promptly disburse such funds to the appropriate Lender.

         (b) Late Payments. To the extent permitted by law, upon demand, the Borrower, Guarantor (to the extent required under the terms of the Limited Secured Guaranty) or the Servicer, as applicable, shall pay to the applicable Co-Agent for the account of each Person to whom payment of any Obligation is due, interest on all amounts not paid or deposited by 12:00 noon (New York City time) on the date when due (without taking into account any applicable grace period) at the Default Rate as specified in Section 10.1(a), provided, however, that no such interest rate shall at any time exceed the maximum rate permitted by applicable law.

         (c) Method of Computation. All computations of interest, and all computations of Servicer's Fee, any per annum fees payable under Section 4.1 and any other per annum fees payable by the Borrower to the Lenders, the Servicer or the Co-Agents under the Transaction Documents shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

(d) Avoidance or Recission of Payments. To the maximum extent permitted by applicable law, no payment of any Obligation shall be considered to have been paid if at any time such payment is rescinded or must be returned for any reason.

         SECTION 2.6 NON-RECEIPT OF FUNDS BY THE CO-AGENTS.

         Unless a Lender notifies its Co-Agent prior to the date and time on which it is scheduled to fund a Loan that it does not intend to fund, such Co-Agent may assume that such funding will be made and may, but shall not be obligated to, make the amount of such Loan available to the intended recipient in reliance upon such assumption. If a Lender has not in fact funded its Loan proceeds to its Co-Agent, the recipient of such payment shall, on demand by such Co-Agent, repay to such Co-Agent the amount so made available together with interest thereon at a rate per annum equal to the Federal Funds Rate for such day in respect of each day during the period commencing on the date such amount was so made available by such Co-Agent until the date such Co-Agent recovers such amount.

                                  ARTICLE III.
                                  SETTLEMENTS

         SECTION 3.1 REPORTING.

         The parties hereto will take the following actions with respect to each Settlement Period:

         (a) Settlement Report. On the fifteenth (15th) Business Day of each month (each a "Reporting Date"), the Servicer shall deliver to the Co-Agents a report in the form of Exhibit 3.1(a) (each, a "Settlement Report").

         (b) Interest; Other Amounts Due. At or before 12:00 noon (New York City time) on the Business Day before each Settlement Date, each of the Co-Agents shall notify the Borrower and the Servicer of (i) the aggregate principal balance of all Loans made by such Co-Agent's Constituent Lenders that are then outstanding, and (ii) the aggregate amount of all principal, interest and fees that will be due and payable by the Borrower to such Co-Agent for the account of such Co-Agent or its Constituent Lenders on such Settlement Date.

         SECTION 3.2 TURNOVER OF COLLECTIONS.

         Without limiting the Co-Agents' and the Lenders' recourse to the Borrower for payment of any and all Obligations:

         (a) Payment of Mandatory Prepayments. If any Settlement Report reveals that a mandatory prepayment is required under Section 1.5(b) and/or (c), not later than 12:00 noon (New York City time) on the next succeeding Settlement Date, the Servicer shall turn over to the Co-Agents, for distribution to their respective Constituent Lenders, their respective Actual Percentages of that portion of the Collections (together with any payments received under the Secured Guaranty) equal to the aggregate amount of such required mandatory prepayment;

         (b) Payment of Voluntary Prepayments. If any Loans are to be voluntarily prepaid on a Settlement Date in accordance with Section 1.5(a), on such Settlement Date, the Servicer shall turn over to the Co-Agents, for distribution to their respective Constituent Lenders, their respective Actual Percentages of that portion of the Collections equal to the aggregate amount of such optional prepayment;

         (c) Reinvestments of Certain Collections; Payment of Remaining Collections.

                (i) On the close of business on each day during the period from the date of the first Advance to the Termination Date, the Servicer will, out of all Collections received on such day from any source:

                       (A) identify and hold in trust for each Lender an amount
                  equal to the sum of the estimated amount (based on the rate information provided by such Lender's Co-Agent pursuant to
                  Section 3.4) of (1) interest accrued in respect of each of such Lender's Loans, and (2) all other amounts due to such Lender or such Lender's Co-Agent hereunder (amounts under clauses (1) and (2) being the "Lender Allocations");

                       (B) out of the portion of Collections not constituting
                  Lender Allocations or amounts payable under Hedging Agreements, identify and set aside the Servicer's Fee accrued through such day and not previously paid;

                       (C) apply the Collections not required to be identified
                  and held in trust pursuant to clause (A) or (B) above to the purchase by the Borrower from LLR LLC of ownership interests in Receivables and Related Assets other than Related Equipment (each such purchase being a "Reinvestment"); provided that:

                           (I) if the aggregate principal amount of the Loans
                       outstanding as of such date would exceed the aggregate of the Blue Ridge Allocation Limit and the Falcon Allocation Limit, then the Servicer shall not reinvest, but shall make a mandatory prepayment pursuant to Section 1.5(b) and/or Section 1.5(c); and

                           (II) if any of the conditions precedent to
                       Reinvestment in clause (a), (b) and (d) of Section 5.2, subject to the proviso set forth in Section 5.2, are not satisfied, then the Servicer shall not reinvest any of such remaining Collections, but shall make a mandatory prepayment pursuant to Section 1.5(b) and/or Section 1.5(c); and

                       (D) pay to the Borrower (1) the remaining portion of
                  Collections not constituting Lender Allocations pursuant to clause (A) net of the amount identified as the Servicer's Fee pursuant to clause (B) and (2) the Collections applied to Reinvestment pursuant to clause (C).

                  (ii) Funds Under Sale Agreement (Step 2). Upon the written request of the Co-Agents, on their respective Constituent Lenders' behalf, given at any time when (A) based on the most recent Settlement Report, the aggregate principal amount of the Loans outstanding would exceed the aggregate of the Blue Ridge Allocation Limit and the Falcon Allocation Limit, or (B) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Borrower shall identify all funds that under the Sale Agreement (Step 2) would be applied to repay principal of the Initial Seller Note (as defined in the Sale Agreement (Step 2)) owing to LLR LLC. The Borrower may make withdrawals of such funds only for the purpose of making mandatory prepayments of the Loans hereunder pursuant to Section 1.5(b) and/or
         Section 1.5(c).

If the Collections, together with payments made by the Guarantor under the Secured Guaranty, are insufficient to make all payments required under the foregoing clauses (a), (b) and (c) including the Servicer's Fees (all of the foregoing, collectively, the "Required Amounts"), the Servicer shall immediately on any such day repay any advance made by the Borrower to the Servicer in accordance with Section 8.2(b).

         (d) Payment of Obligations. In addition to, but without duplication of, the foregoing, on (i) each Settlement Date and (ii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration pursuant to Section 10.2(a) or 10.2(b) or otherwise), the Servicer shall turn over to the Co-Agents, for distribution to their respective Constituent Lenders, a portion of the Collections equal to the aggregate amount of all Obligations that are due and owing on such date.

         (e) Order of Application. If the aggregate amount of Collections and payments under the Secured Guaranty received by the Co-Agents on any Settlement Date is insufficient to pay all Required Amounts, such amount shall be applied to the items specified in the subclauses below, in the order of priority of such subclauses:

             (i) to any accrued and unpaid interest on the Loans that is then due and owing, including any previously accrued interest which was not paid on its applicable due date;

             (ii) if the Servicer is not Lanier Collections or an Affiliate thereof, to any accrued and unpaid Servicer's Fee that is then due and owing to such Servicer, together with any invoiced expenses of the Servicer due and owing pursuant to Section 8.1(d);

             (iii) to the Facility Fee accrued during such Settlement Period, plus any previously accrued Facility Fee not paid on a prior Settlement Date;

             (iv) to the payment of the principal of any Loans that are then due and owing (ratably, between Falcon and its Liquidity Banks on the one hand, and Blue Ridge and its Liquidity Banks on the other hand, in accordance with their respective Actual Percentages);

             (v) to other Obligations that are then due and owing;

             (vi) if the Servicer is Lanier Collections or an Affiliate thereof, to the accrued and unpaid Servicer's Fee; and

             (vii) the balance, if any, to the Borrower.

         (f) Non-Distribution of Servicer's Fee. Each of the Co-Agents and the other Secured Parties hereby consents to the retention by the Servicer of a portion of the Collections equal to the Servicer's Fee (and, if applicable, any invoiced expenses of such Servicer that are due and owing pursuant to Section 8.1(d)) so long as the Collections received by the Servicer are sufficient to pay all amounts pursuant to Section 3.2(e) of a higher priority as specified in such Section.

         SECTION 3.3 DEEMED COLLECTIONS. If on any day the Unpaid Balance of any Receivable is:

                   (A) reduced as a result of any defective, rejected or
             returned goods or services, any cash discount, any incorrect or late billing, or any other adjustment by any Loan Party or any Affiliate thereof (regardless of whether the same is treated by such Loan Party or Affiliate thereof as a write-off), or as a result of any tariff or other governmental or regulatory action, or

                   (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                   (C) reduced on account of the obligation of any Loan Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                   (D) less than the amount included in calculating the Net Pool
             Balance for purposes of any Settlement Report (for any reason other than such Receivable becoming a Defaulted Receivable),

                   (E) any of the representations or warranties of the Borrower set forth in Section 6.1(l), (p) or (s) were not true when made with respect to any Receivable, or any of the representations or warranties of the Borrower set forth in Section 6.1(l) are no longer true with respect to any Receivable, or any Receivable is repurchased by LLR LLC pursuant to the Sale Agreement (Step 2), or

                   (F) reduced as a result of an upgrade of Related Equipment,

then, on such day, the Borrower shall be deemed to have received a Collection of such Receivable:

                   (I) in the case of clauses (A) through (D) and (F) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                   (II) in the case of clause (E) above, in the amount of the
             Unpaid Balance of such Receivable.

Collections deemed received by the Borrower under this Section 3.3 are herein referred to as "Deemed Collections."

         SECTION 3.4 ESTIMATES OF INTEREST

         For purposes of determining the amounts required to be identified by the Servicer pursuant to Section 3.2(c), each Co-Agent shall notify the Servicer (and, if Lanier Collections is not the Servicer, the Borrower) from time to time of the Interest Rate applicable to each of such Co-Agent's Constituent Lenders' Loans and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (a) the interest for either Co-Agent's

Constituent Lenders' Loans may change from one Interest Period to the next, and the applicable Base Rate may change from time to time during an applicable Interest Period, (b) certain rate information provided by the Co-Agents to the Servicer shall be based upon each such Co-Agent's good faith estimate, (c) the amount of interest payable with respect to a Co-Agent's Constituent Lenders' Loans during any Interest Period may exceed, or be less than, the amount identified with respect thereto by Servicer, (d) the Falcon Co-Agent can provide only estimates of CP Costs and actual interest expenses may be higher or lower than such estimates and (e) the amount of fees or other amounts payable by the Borrower hereunder which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount identified with respect thereto by the Servicer. Failure to identify any amount so accrued shall not relieve the Servicer of its obligation to remit Collections to the Co-Agents, for the benefit of their respective Constituent Lenders, with respect to such accrued amount, as and to the extent provided in Section 3.2.

                                  ARTICLE IV.
                           FEES AND YIELD PROTECTION

         SECTION 4.1 FEES.

         The Borrower shall pay to the Co-Agents and the Lenders certain fees from time to time in amounts and payable on such dates as are set forth in the Fee Letters.

         SECTION 4.2 YIELD PROTECTION.

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

                     (A) shall subject an Affected Party to any tax, duty or
             other charge with respect to its Obligations or, as applicable, its Commitment or its Liquidity Commitment, or shall change the basis of taxation of payments to the Affected Party of any Obligations owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of its Obligations or, as applicable, its Commitment or its Liquidity Commitment, except for
             (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes, or (3) withholding taxes required for payments made to any foreign entity which, at the time such foreign entity issues its Commitment or Liquidity Commitment or becomes an assignee of a Lender hereunder, fails to deliver to the applicable Co-Agent and the Borrower an accurate IRS Form W-8BEN or W-8ECI (or the applicable successor forms), as applicable; or

                     (B) shall impose, modify or deem applicable any reserve
             that was not included in the computation of the applicable Interest Rate (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                     (C) shall change the amount of capital maintained or
             required or requested or directed to be maintained by any Affected Party; or

                     (D) shall impose any other condition affecting any
             Obligation owed or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Loans or Liquidity Fundings; or

                     (E) shall change the rate for, or the manner in which the
             Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                  (x) to increase the cost to (I) an Affected Party funding or making or maintaining any Loan, any Liquidity Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) any Co-Agent for continuing its or the Borrower's relationship with any Affected Party, in each case, in an amount deemed to be material by such Affected Party,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under its Liquidity Agreement, or

                  (z) to require any Affected Party to make any payment calculated by reference to the amount of any Loan or Liquidity Funding made or maintained by it, by an amount deemed material by such Affected Party, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

         (b) Each Affected Party will promptly notify the Borrower and the applicable Co-Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this
Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c)      In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to the Borrower the above-referenced certificate as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Borrower.

         SECTION 4.3       FUNDING LOSSES.

         In the event that any Lender or any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Loan or such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (a) any payment of principal with respect to a Lender's Loan being made on any day other than the scheduled last day of an applicable CP Tranche Period or Interest Period with respect thereto (it being understood that the foregoing shall not apply to any Alternate Base Rate Loans), or (b) any Loan not being made in accordance with a request therefor under Section 2.1, then, upon written notice from any Co-Agent to the Borrower and the Servicer, the Borrower shall pay to the Servicer and the Servicer shall pay to the applicable Co-Agent for the account of such Lender or Liquidity Bank, as applicable, the amount of such actual loss or expense; provided, however, that in the case of any CP Rate Loan of Falcon, nothing herein shall be deemed to duplicate Broken Funding Costs included in the computation of CP Costs for any Accrual Period. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Borrower and the Servicer.

                                   ARTICLE V.
                             CONDITIONS OF ADVANCES

SECTION 5.1       CONDITIONS PRECEDENT TO INITIAL ADVANCE.

         The initial Advance pursuant to this Agreement is subject to the following conditions precedent:

         (a) each Co-Agent shall have received, on or before the date of such initial Advance, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to such Co-Agent:

                  (i) The Sale Agreements, duly executed by the parties thereto, together with bills of sale with respect to the Related Equipment, duly executed by the Originator in favor of LLR LLC;

                  (ii) A certificate of the Secretary or Assistant Secretary of each Loan Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Co-Agents and the Lenders may conclusively rely until such time as each of the Co-Agents shall receive from such Loan Party a revised certificate meeting the requirements of this subsection (a)(ii));

                  (iii) The Organic Documents of each Loan Party, duly certified by the Secretary of State of such Loan Party's state of organization or by the Secretary or an Assistant Secretary of such Loan Party, as of a recent date acceptable to each of the Co-Agents;

                  (iv) Copies of good standing certificates for each Loan Party, issued by the Secretaries of State of the state of organization of such Loan Party and the state where such Loan Party's principal place of business is located;

                  (v) Signed copies of (A) proper financing statements (Form UCC-1), in such form as the Administrative Agent may reasonably request, naming (1) the Originator as the debtor and seller of its Receivables and Related Assets, LLR LLC as the secured party and purchaser thereof and the Borrower, as assignee, together with a financing statement assignment (Form UCC-3) naming the Administrative Agent, for the benefit of the Secured Parties, as assignee, (2) LLR LLC as the debtor and seller of the Receivables and Related Assets (other than Related Equipment), the Borrower, as the secured party and purchaser thereof and the Administrative Agent, for the benefit of the Secured Parties, as assignee, and (3) LLR LLC as the debtor and pledgor of the Security Agreement Collateral, and the Administrative Agent, for the benefit of the Secured Parties, as secured party, and (B) such other instruments or documents as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC or any comparable law of all appropriate jurisdictions to perfect the sales of the Receivables and Related Assets under the Sale Agreements and the Administrative Agent's security interests in the Collateral;

                  (vi) Search reports provided in writing to the Administrative Agent, on behalf of the Secured Parties, (A) listing all effective financing statements that name the Originator, the Borrower or LLR LLC as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (v) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (v) above) shall cover any Receivables or Related Assets), and (B) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (A) above in the jurisdictions described therein and showing no such Liens;

                  (vii) Evidence that the Initial Seller Note referenced in the Sale Agreement (Step 2) has been duly executed and delivered by the Borrower and that the Initial Seller Note referenced in the Sale Agreement (Step 1) has been duly executed and delivered by LLR LLC;

                  (viii) Favorable opinions of King & Spalding, counsel to the Loan Parties, in substantially the form of Exhibit 5.1(a)(viii);

                  (ix) A favorable opinion of King & Spalding, counsel to the Loan Parties, as to:

                           (A) the existence of a "true sale" of the Receivables from the Originator to LLR LLC under the Sale Agreement (Step 1);

                           (B) the existence of a "true sale" of the Receivables from LLR LLC to the Borrower under the Sale Agreement (Step 2); and

                           (C) the inapplicability of the doctrine of substantive consolidation to (1) the Borrower with the Originator, or (2) LLR LLC with the Originator, in each case in connection with any bankruptcy proceeding involving any of the foregoing;

                  (x) A pro forma Settlement Report, prepared as of the Cut-Off Date of April 30, 2000;

                  (xi) A report in form and substance satisfactory to the Co-Agents from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor;

                  (xii) Each of the Liquidity Agreements, in form and substance satisfactory to the applicable Co-Agent, duly executed by the parties thereto;

                  (xiii) Lock-Box Agreements with respect to each Lock-Box Account, duly executed by the parties thereto;

                  (xiv) The Secured Guaranty, duly executed by the parties thereto;

                  (xv)     The Security Agreement (Lanier Lease Receivables
         LLC), duly executed by the parties thereto;

                  (xvi) The Intercreditor Agreement, duly executed by the parties thereto;

                  (xvii) The Performance Guaranty, duly executed by the parties thereto;

                  (xviii) With respect to Lanier, a consolidated balance sheet, income statement and statement of shareholders' equity as at December 31, 1999 and, with respect to the Borrower, a pro forma balance sheet as at the date of this Agreement after giving prospective effect to the transactions contemplated to occur on such date pursuant to the Transaction Documents and the initial Advance hereunder, each of the foregoing together with a certification of the chief financial officer or treasurer in the form attached hereto as Exhibit 5.1(a)(xx);

                  (xix) The Fee Letters, duly executed by the parties thereto;

                  (xx) A certificate of the chief executive officer, president, vice president-finance or secretary of each of the Loan Parties certifying that as of the date of the initial Advance, no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing;

                  (xxi) The Hedging Agreements, duly executed by the parties thereto;

                  (xxii) The Excess Cash Flow Participation Agreement, duly executed by Lanier and Lanier Lease Participation Corporation; and

                  (xxiii) Such other agreements, instruments, certificates, opinions and other documents as either of the Co-Agents may reasonably request.

         (b) Lanier shall have paid any and all fees required pursuant to the Fee Letters on or prior to the date of the initial Advance.

         SECTION 5.2       CONDITIONS PRECEDENT TO ALL ADVANCES AND
                           REINVESTMENTS.

         Each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the applicable Borrowing Date the following statements shall be true (and the Borrower, by accepting the amount of such Advances or by receiving the proceeds of any Loan comprising such Advance, and each other Loan Party, upon such acceptance or receipt by the Borrower, shall be deemed to have certified that):

         (a) the representations and warranties contained in Section 6.1 are true and correct in all material respects on and as of the date of such Advance as though made on and as of such date and shall be deemed to have been made on such date unless such representation or warranty relates only to a prior date; provided, that the materiality threshold contained herein shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold,

         (b) no event has occurred and is continuing, or would result from such Advance, that constitutes a Liquidation Event or Unmatured Liquidation Event,

         (c) after giving effect to each proposed Advance, the Advances will not exceed the aggregate of the Blue Ridge Allocation Limit and the Falcon Allocation Limit,

         (d)      the Termination Date shall not have occurred, and

         (e) each Co-Agent shall have timely received an appropriate Borrowing Request in accordance with Section 2.1;

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Advance which does not increase the aggregate principal amount of all Advances outstanding over the aggregate outstanding principal balance of the Advances as of the opening of business on such day.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1       REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.

         As of the date of this Agreement and as of each day during the Revolving Period:

         (a) Organization and Good Standing; Ownership. Each Loan Party represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that such Loan Party has been duly organized and is validly existing as a corporation, partnership or limited liability company, as applicable, and, to the extent such concept is recognized by applicable state law, is in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that the Borrower had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and Related Assets (other than the Related Equipment). Lanier represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that Lanier owns, directly or indirectly, all the issued and outstanding ownership interests of the Borrower.

         (b) Due Qualification. To the extent such concept is recognized by applicable state law, each Loan Party represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that such Loan Party is duly qualified to do business as a foreign corporation, partnership or limited liability company, as applicable, in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

         (c) Power and Authority; Due Authorization. Each Loan Party represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that such Loan Party (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Servicer, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreements, and (D) in the case of the Borrower and Guarantor, grant the security interests in the Collateral in which it has rights on the terms and conditions provided in the Transaction Documents, and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of Lanier and the Guarantor, the sales and assignments described in the Sale Agreements.

         (d) Valid Security Interest; Binding Obligations. (i) The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that this Agreement creates a valid security interest in that portion of the Collateral in which the Borrower has rights in favor of the Administrative Agent, for the benefit of the Secured Parties, enforceable against creditors of, and purchasers from, the Borrower, and (ii) the Loan Parties each represent and warrant that this Agreement and each other Transaction Document signed by such Loan Party constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that the execution, delivery and performance by such Loan Party of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles or certificate of incorporation or by-laws or operating agreement, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any its properties pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, Security Agreement (Lanier Lease Receivables LLC) and the other Transaction Documents, or
(iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

         (f) No Proceedings. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that there are no proceedings or investigations pending, or, to its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreements or the grant of the security interest in the Collateral under the Transaction Documents or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that would have a Material Adverse Effect.

         (g) Bulk Sales Act. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (h) Government Approvals. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and each other

Transaction Document to which it is a party, except, in the case of the Borrower, for (i) the filing of the UCC financing statements referred to in
Article V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in Section 8.7, all of which, at the time required in Section 8.7 shall have been duly made and shall be in full force and effect.

         (i) Financial Condition of Lanier. Lanier represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that (i) the consolidated balance sheets of it and its consolidated subsidiaries as at December 31, 1999, and the related statements of income and shareholders' equity of Lanier and its consolidated subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of it and its consolidated subsidiaries as at such date and the consolidated results of the operations of it and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and (ii) since December 31, 1999, there has been no material adverse change in any such financial condition, business or operations.

         (j) Financial Condition of Borrower. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that (i) each of the balance sheets of the Borrower delivered to the Co-Agents, fairly presents in all material respects the financial condition, assets and liabilities of the Borrower as at the last day of the period covered thereby, all in accordance with GAAP consistently applied, and (ii) since the date its formation, there has been no material adverse change in the Borrower's financial condition, business or operations.

         (k) Federal Regulations. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that no part of any funds obtained by it hereunder will be (i) used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or (ii) used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of the Federal Reserve Board. If requested by either Co-Agent at any time, the Borrower will furnish to such Co-Agent a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

         (l) Quality of Title. Each of Lanier, the Guarantor and the Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that, except as set forth in the next sentence: (i) each Receivable, together with the Related Assets (other than the Related Equipment), is owned by the Borrower free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Administrative Agent, either of the Co-Agents or any of the Secured Parties or any Lien otherwise granted pursuant to the Transaction Documents); (ii) the Administrative Agent, on behalf of the Secured Parties, has a valid and perfected first priority security interest in the Collateral subject only to (A) the Lien on Related Equipment of the Obligor under each Contract, and (B) the Lien of HP on Related Equipment manufactured by it to secure the payment by the Originator of the purchase price therefor for a period not to exceed 30 days; and (iii) no financing statement or other instrument similar in effect covering any portion of the Collateral is on file in any recording office except such as may be filed (A) in favor of LLR LLC and assigned to the Borrower and the Administrative Agent in connection with the Sale Agreement (Step 1), (B) in favor of the Borrower and assigned to the Administrative Agent in connection with the Sale Agreement (Step 2); (C) in favor of the Administrative Agent, on behalf of the Secured Parties, in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by a Lender (or any assignee thereof) or by the Administrative Agent, or (D) in favor of the Administrative Agent, on behalf of the Secured Parties, in accordance with Security Agreement (Lanier Lease Receivables LLC). To the extent that any Receivable arises from a lease of Related Equipment that was manufactured by Hewlett Packard, Lanier represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that Lanier purchased such Related Equipment prior to leasing the same to any Obligor and either paid for such Related Equipment in full prior to its transfer thereof under the Sale Agreement (Step 1) so that Hewlett Packard no longer has any Lien on such Related Equipment or any of its proceeds, or Lanier will pay for such Related Equipment in full prior to the 30th day following such transfer under the Sale Agreement (Step 1), whereupon Hewlett Packard's Lien on such Related Equipment and its proceeds will automatically be released (and that Lanier's failure to make such payment in full will constitute a breach of its representations and warranties to LLR LLC under the Sale Agreement (Step 1) and subject to its indemnity in Section 13.3 of this Agreement).

         (m) Accurate Reports. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that no Settlement Report (if prepared by such Loan Party, or to the extent information therein was supplied by such Loan Party) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of such Loan Party to the Administrative Agent, either Co-Agent or any Lender pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrative Agent, such Co-Agent or such Lender, as applicable, at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (n) Offices. Each of the Servicer and the Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that its principal places of business and chief executive office are located at the respective addresses set forth on Schedule 14.2, and that the offices where it keeps all of its books, records and documents evidencing Receivables, the related Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Schedule 6.1(n) (or at such other locations, notified to the Administrative Agent, in accordance with
Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).

         (o) Lock-Box Accounts. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that the names and addresses of all the Lock-Box Banks, together with the account numbers of the accounts of the Originator or the Borrower at such Lock-Box Banks, are specified in Schedule 6.1(o) (or have been notified to and approved by each of the Co-Agents, on behalf their respective Constituent Lenders, in accordance with Section 7.3(d)).

         (p) Eligible Receivables. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that each Receivable included in the Net Pool Balance in connection with any computation or recomputation of the Borrowing Base is an Eligible Receivable on such date.

         (q) Servicing Programs. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that no license or approval is required for either Co-Agent's use of any program used by the Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

         (r) Hedging Agreements. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that (i) each of the Hedging Agreements is in full force and effect, (ii) the aggregate notional amount covered by the Hedging Agreements is greater than or equal to the aggregate outstanding principal balance of the Loans, (iii) the Receivables are sufficiently hedged at a hedge rate of 10.55% per annum.

         (s) Compliance with Credit and Collection Policy. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that, with respect to each Receivable, it has complied in all material respects with the Credit and Collection Policy.

         (t) Payments to LLR LLC. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that with respect to each Receivable transferred to it by LLR LLC pursuant to the Sale Agreement (Step 2), the Borrower has given reasonably equivalent value to LLR LLC in consideration for the Receivables sold by it and the Related Assets (other than the Related Equipment) with respect thereto and such transfer was not made for or on account of antecedent debt.

         (u) Names. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that in the past five years, it has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

         (v) Ownership of the Borrower. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that Lanier owns, directly or indirectly, 100% of the issued and outstanding ownership interests of LLR LLC free and clear of any Lien, and LLR LLC owns 100% of the issued and outstanding ownership interests of the Borrower, free and clear of any Lien other than the Lien in favor of the Administrative Agent granted pursuant to the Security Agreement (Lanier Lease Receivables LLC). Such ownership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire ownership interests of the Borrower.

         (w) Investment Company. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that it is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

         (x) Taxes. Each of the Loan Parties represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that it has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges could not reasonably be expected to result in a Material Adverse Effect.

         (y) Enforceability of Contracts. The Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Lenders that each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Unpaid Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (z) Accounting. The manner in which each Loan Party accounts for the transactions contemplated by this Agreement and the Sale Agreements does not jeopardize the true sale analysis with respect thereto.

                                  ARTICLE VII.
                      GENERAL COVENANTS OF THE LOAN PARTIES

         SECTION 7.1       AFFIRMATIVE COVENANTS OF THE LOAN PARTIES.

         From the date hereof until the Final Payout Date, unless each of the Co-Agents shall otherwise consent in writing:

         (a) Compliance With Laws, Etc. Each Loan Party will comply with all applicable laws, rules, regulations and orders, including those with respect to the Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Each Loan Party will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

         (c)      Audits. Each Loan Party will, not more frequently than four
(4) times in any calendar year (unless a Liquidation Event has occurred and is continuing, or either of the Co-Agents believes in good faith that a Liquidation Event has occurred and is continuing, in which case no such limitation shall apply), (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or either of the Co-Agents believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) during regular business hours, permit the Administrative Agent, the Co-Agents and/or any of their agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Loan Party relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of such Loan Party for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Receivables or such Loan Party's performance hereunder with any of the officers or employees of such Loan Party having knowledge of such matters; (ii) permit the Administrative Agent, the Co-Agents and/or any of their agents or representatives, upon not less than five (5) Business Days' notice from either Co-Agent (unless a Liquidation Event has occurred and is continuing (or either Co-Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice shall be required), to meet with the independent auditors of such Loan Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Loan Party with respect to the Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) above, from time to time, at the expense of such Loan Party, permit certified public accountants or other auditors acceptable to the Co-Agents to conduct a review of such Loan Party's books and records with respect to the Receivables and Related Assets. In the event that two (2) or fewer audits are conducted with respect to a Loan Party pursuant to this Section 7.1(c) in a given calendar year, the cost for each such audit shall be borne by such Loan Party. In the event that more than two (2) audits are conducted with respect to a Loan Party pursuant to this Section 7.1(c) in a given calendar year (subject to the limitation set forth in the first sentence of this Section 71.(c)), the cost of each such additional audit (after the second (2nd) audit in such calendar year) shall be borne by (1) if any prior audit conducted with respect to such Loan Party during such calendar year disclosed any irregularity in accounting or reporting or any failure by such Loan Party to comply with the terms of any Transaction Document, such Loan Party, and (2) in all other cases, the Lenders.

         (d) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Receivables).

         (e) Performance and Compliance with Receivables and Contracts. Each Loan Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Receivables and all agreements related to such Receivables.

         (f) Location of Records. Each Loan Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all related Contracts and all agreements related to such Receivables (and all original documents relating thereto), at the address(es) of the Servicer and the Borrower referred to in Section 6.1(n) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.

         (g) Credit and Collection Policies. Each Loan Party will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (h) Sale Agreement (Step 2). The Borrower will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement (Step 2), and will enforce the performance by LLR LLC of its obligations under the Sale Agreement (Step 2).

         (i) Lock-Box Agreements. The Borrower (and/or, as appropriate, Guarantor), the Originator and the Servicer has entered into Lock-Box Agreements with the Administrative Agent with respect to each Lock-Box Account, and has instructed all Obligors to deposit all Collections to the Lock-Box Accounts and each Lock-Box Bank to deposit all Collections to the Collection Account. No Loan Party will give any contrary or conflicting instructions, and each Loan Party will, upon the request of Servicer or the Administrative Agent, confirm such instructions or take such other action as may be reasonably required to give effect to such instructions. Notwithstanding the foregoing, Collections received into any Lock-Box Account may, until the Administrative Agent provides notice to the contrary to the Servicer, be used in accordance with the provisions of
Section 8.2(b).

         SECTION 7.2       REPORTING REQUIREMENTS OF THE LOAN PARTIES.

         From the date hereof until the Final Payout Date, unless each of the Co-Agents shall otherwise consent in writing:

         (a) Quarterly Financial Statements. Each of Lanier and LLR LLC will furnish to the Co-Agents as soon as practicable, and in any event within
(i) in the case of LLR LLC, sixty (60) days after the end of each of the first three quarterly periods of each of its fiscal years, and (ii) in the case of Lanier, forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, in each case for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the end of each such period and consolidated and consolidating statements of income and consolidated and consolidating statements of changes in owners' equity, and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, together with a Certificate of Financial Officer in the form attached hereto as Exhibit 5.1(a)(xx) executed by the chief financial officer or treasurer of Lanier;

         (b) Annual Financial Statements. Each of Lanier and LLR LLC will furnish to each of the Co-Agents as soon as available and in any event within
(i) in the case of Lanier, ninety (90) days after the end of each of its fiscal years, and (ii) in the case of LLR LLC, within one hundred five (105) days after the end of each of its fiscal years, (A) an audit report, certified (as to consolidated, but not consolidating statements) by internationally recognized independent certified public accountants, prepared in accordance with generally accepted accounting principles, on a consolidated and consolidating basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of income and consolidated and consolidating statements of changes in owners' equity, and a statement of cash flows, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of Lanier or LLR LLC, as applicable, and its respective Subsidiaries as at the dates indicated and results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards and (B) projected balance sheets, statements of income and cash flows for the three succeeding fiscal years, prepared in accordance with generally accepted accounting principles, on a consolidated basis, together with the appropriate supporting details and a statement of underlying assumptions;

         (c) Quarterly Financial Statements-Borrower. The Borrower will furnish to each of the Co-Agents, as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, copies of the financial statements of the Borrower, consisting of at least a balance sheet as at the close of such quarter and statements of earnings and changes in cash flows for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, together with a Certificate of Financial Officer in the form attached hereto as
Exhibit 5.1(a)(xx) executed by the chief financial officer or treasurer of the Borrower;

         (d) Annual Financial Statements-Borrower. The Borrower will furnish to each of the Co-Agents, as soon as available and in any event within one hundred five (105) days after the end of each fiscal year of the Borrower, copies of the financial statements of the Borrower, consisting of at least a balance sheet of the Borrower for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit 5.1(a)(xx) executed by the chief financial officer or treasurer of the Borrower;

         (e) Reports to Holders and Exchanges. In addition to the reports required by subsections (a), (b), (c) and (d) next above, Lanier will furnish to such Co-Agent copies of any reports specified in such request which Lanier sends to any of its securityholders, and any reports or registration statements that Lanier files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities;

         (f) Deliveries to Liquidity Banks. The Borrower will deliver to each of the Liquidity Banks and each of the Co-Agents simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a), (b), (c) and (d) above, a statement of its Chief Financial Officer or Treasurer certifying the accuracy of such financial statements and certifying that no Liquidation Event or Unmatured Liquidation Event has occurred or if any such Liquidation Event or Unmatured Liquidation Event has occurred, setting forth the details thereof and the action which such Loan Party is taking or proposes to take with respect thereto;

         (g) ERISA. Promptly after the filing or receiving thereof, each Loan Party will furnish to each of the Co-Agents copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Loan Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Loan Party receives from the Pension Benefit Guaranty Corporation;

         (h) Liquidation Events, Etc. As soon as possible and in any event within three Business Days after obtaining knowledge of the occurrence of any Liquidation Event, any Unmatured Liquidation Event, or any Lanier Credit Event, each Loan Party will furnish to each of the Co-Agents a written statement of the chief financial officer, treasurer or chief accounting officer of such Loan Party setting forth details of such event and the action that such Loan Party will take with respect thereto;

         (i) Litigation. As soon as possible and in any event within ten Business Days of any Loan Party's knowledge thereof, such Loan Party will furnish to each of the Co-Agents notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect;

         (j) Change in Credit and Collection Policy. Prior to its effective date, each Loan Party will furnish to0 each of the Co-Agents notice of (i) any material change in the character of such Loan Party's business, and (ii) any material change in the Credit and Collection Policy;

         (k) Lanier Credit Event. Within one Business Day of the occurrence thereof, each Loan Party will furnish to each of the Co-Agents notice of any Lanier Credit Event; and

         (l) Other. Promptly, from time to time, each Loan Party will furnish to each of the Co-Agents such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Loan Party as either Co-Agent may from time to time reasonably request in order to protect the interests of such Co-Agent, the Administrative Agent or the Secured Parties under or as contemplated by this Agreement.

         SECTION 7.3       NEGATIVE COVENANTS OF THE LOAN PARTIES.

         From the date hereof until the Final Payout Date, without the prior written consent of both of the Co-Agents:

         (a) Sales, Liens, Etc. (i) The Borrower will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lock-Box Agreements, set-off rights of any bank at which any such account is maintained), and (ii) the Servicer will not assert any interest in the Receivables, except as Servicer.

         (b) Extension or Amendment of Receivables. No Loan Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Receivable or the Lenders' rights therein.

         (c) Change in Business or Credit and Collection Policy. No Loan Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise adversely affect the interests or remedies of any Lender under this Agreement or any other Transaction Document. No Loan Party shall (i) enter into or permit any amendment or modification of, or supplement to, such Loan Party's Organic Documents if such amendment, modification or supplement, as applicable, would expand or otherwise amend or modify the permitted business purposes with respect to such Loan Party set forth in such Organic Documents or (ii) modify any of the provisions thereof addressing organizational separateness or bankruptcy-remoteness.

         (d) Change in Payment Instructions to Obligors. No Loan Party will add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.1(o) or make any change in its instructions to Obligors regarding payments to be made to the Borrower or Servicer or payments to be made to any Lock-Box Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank), unless (i) the Administrative Agent shall have received prior written notice of such addition, termination or change and (ii) the Administrative Agent shall have received duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

         (e) Deposits to Collection Account. No Loan Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Receivables.

         (f) Changes to Other Documents. The Borrower will not enter into any amendment or modification of, or supplement to, the Sale Agreement (Step 2) or the Initial Seller Note executed by the Borrower pursuant thereto or the Borrower's Organic Documents.

         (g) Restricted Payments by the Borrower. The Borrower will not (i) purchase or redeem any Equity Interests of the Borrower, (ii) declare or pay any dividends thereon, (iii) make any distribution to interest holders or set aside any funds for any such purpose, or (iv) pay any principal amount of its Initial Seller Note; provided, however, that if (A) no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing and (B) the Borrower's net worth (determined in accordance with GAAP) is not less than $6,000,000, then the Borrower may, after making payment of all Obligations due and owing on such Settlement Date, (x) pay all or a portion of such principal amount on the Settlement Date for any Settlement Period or (y) make other distributions permitted by the Transaction Documents.

         (h) Borrower Indebtedness. The Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness arising under the Transaction Documents and (ii) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $10,699 (excluding fees payable to professionals).

         (i) Negative Pledges. No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

         (j) Change of Name. The Borrower will not change its name, any trade name or its identity or structure, or commence the use of any new trade name unless it has given the Administrative Agent at least 30 days' prior written notice thereof and has taken all steps necessary to continue the perfection of the Administrative Agent's security interest, on behalf of the Secured Parties, including the filing of amendments to the UCC financing statements filed pursuant to Section 5.1(a)(v).

         (k) Liens. Neither the Borrower nor Guarantor will create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except as provided in the Transaction Documents.

         (l)      Mergers, Consolidations and Acquisitions.

                  (i) Lanier will not, and will not permit LLR LLC to, enter into any merger or consolidation, or liquidate, wind-up, dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its consolidated business or property (each such transaction a "Fundamental Change"), whether now or hereafter acquired, except (A) Lanier Financial Services Inc. may be merged into Lanier so long as Lanier is the surviving corporation in such merger, (B) Lanier Financial Services Inc. may liquidate into Lanier, and (C) Lanier may merge with any other Person (other than the Borrower, Lanier Collections or LLR LLC) provided that (1) no Liquidation Event or Unmatured Liquidation Event shall exist immediately after giving effect to such Fundamental Change, (2) Lanier is the surviving corporation in such merger, and (3) such merger is with a Person in a line of business substantially similar to that of Lanier and its Subsidiaries as of the execution date of this Agreement or any business or activities which are similar, related or incidental thereto or logical extensions thereof.

                  (ii) None of the Borrower, LLR LLC nor Lanier Collections will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets (other than Related Equipment) pursuant to the Sale Agreement (Step 2) and the granting of a security interest in the Collateral hereunder and under Security Agreement (Lanier Lease Receivables LLC).

         (m)      Use of Proceeds of Receivables.

         None of the Borrower, Guarantor nor the Servicer shall transfer or pay any funds, including without limitation Collections, to any Person other than payments of the Obligations if (A) any Liquidation Event, Unmatured Liquidation Event or Lanier Credit Event has occurred, (B) the aggregate outstanding principal amount of the Loans exceeds the Borrowing Base, or (C) the aggregate principal amount of the Loans is less than or equal to the Borrowing Base, but the Borrower has reasonably foreseeable expenses or obligations for which it has not reserved cash for the payment of such expenses or obligations when due, which expenses or obligations could cause the aggregate outstanding principal amount of the Loans to exceed the Borrowing Base.

         SECTION 7.4       SEPARATE CORPORATE EXISTENCE OF THE BORROWER.

         Each Loan Party hereby acknowledges that the Co-Agents and the Lenders are entering into the transactions contemplated hereby in reliance upon Borrower's identity as a legal entity separate from the Originator and its other Affiliates. Therefore, each Loan Party other than Guarantor shall take all steps specifically required by this Agreement or reasonably required by either of the Co-Agents to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of Lanier or any other Person. Without limiting the foregoing, each Loan Party will take such actions as shall be required in order that:

         (a) The Borrower will be a limited purpose company whose primary activities are restricted in its Certificate of Formation to purchasing or otherwise acquiring from LLR LLC, owning, holding, granting security interests, or selling interests, in the Receivables and Related Assets (other than the Related Equipment), entering into agreements for the selling and servicing of the Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) Not less than one member of the Borrower's Board of Managers (the "Independent Manager") shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of Lanier or any of its Affiliates. The certificate of formation of the Borrower shall provide that (i) at least one member of the Borrower's Board of Managers shall be an Independent Manager, (ii) the Borrower's Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Manager shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an independent director and the provision described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of the Independent Manager;

         (c) The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Borrower or any Affiliate thereof;

         (d) Any employee, consultant or agent of the Borrower will be compensated from the Borrower's funds for services provided to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Collateral, which Servicer will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of the Borrower;

         (e) The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables. The Borrower will pay the Servicer the Servicer's Fee pursuant hereto. The Borrower will not incur any material indirect or overhead expenses for items shared with Lanier Collections (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the Borrower (or any other Affiliate thereof) shares items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Lanier shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

         (f) The Borrower's operating expenses will not be paid by any other Loan Party or other Affiliate of the Borrower;

         (g)      The Borrower will have its own stationery;

         (h) The books of account, financial reports and records of the Borrower will be maintained separately from those of Lanier and each other Affiliate of the Borrower;

         (i) Any financial statements of any Loan Party or Affiliate thereof which are consolidated to include the Borrower will contain detailed notes clearly stating that (i) all of the Borrower's assets are owned by the Borrower, and (ii) the Borrower is a separate entity with its own separate creditors that will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equity holders; and the accounting records and the published financial statements of the Originator will clearly show that, for accounting purposes, the Receivables and Related Assets have been sold by the Originator to LLR LLC and certain of the Receivables and Related Assets have been sold or contributed by LLR LLC to the Borrower;

         (j) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer and the Borrower's Affiliates;

         (k) Each Affiliate of the Borrower will strictly observe organizational formalities in its dealings with the Borrower, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Borrower will not be commingled with those of any of its Affiliates;

         (l) No Affiliate of the Borrower will maintain joint bank accounts with the Borrower or other depository accounts with the Borrower to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Sale Agreement (Step 2)) has independent access, provided that prior to the occurrence of a Lanier Credit Event, Collections may be held by the Servicer subject to the obligations of the Servicer pursuant to Section 3.2(c);

         (m) No Affiliate of the Borrower shall, directly or indirectly, name the Borrower or enter into any agreement to name the Borrower as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Borrower;

         (n) Each Affiliate of the Borrower will maintain arm's length relationships with the Borrower, and each Affiliate of the Borrower that renders or otherwise furnishes services or goods to the Borrower will be compensated by the Borrower at market rates for such services or goods;

         (o) No Affiliate of the Borrower will be, nor will it hold itself out to be, responsible for the debts of the Borrower or the decisions or actions in respect of the daily business and affairs of the Borrower. Lanier Collections and the Borrower will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

         (p) The Borrower will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Borrower will be continuously maintained as official records by the Borrower; and

         (q) The Borrower, on the one hand, and the other Loan Parties, on the other hand, will each conduct its business solely in its own name and in such a separate manner so as not to mislead others with whom they are dealing.

                                 ARTICLE VIII.
                          ADMINISTRATION AND COLLECTION

         SECTION 8.1       DESIGNATION OF SERVICER.

         (a) Lanier Collections as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this
Section 8.1. Until the Administrative Agent gives to Lanier Collections a Successor Notice (as defined in Section 8.1(b)), Lanier Collections is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof; provided, however, that Guarantor of the Servicer's Performance shall guarantee the performance by Lanier Collections of its duties and obligations Servicer hereunder pursuant to the Performance Guaranty.

         (b) Successor Notice; Servicer Transfer Events. Upon Lanier Collections' receipt of a notice from both Co-Agents of the designation of a new Servicer (a "Successor Notice"), Lanier Collections agrees that it will terminate its activities as Servicer hereunder in a manner that will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or the designee of the Co-Agents) shall assume each and all of Lanier Collections' obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Lanier Collections shall use its best efforts to assist the Administrative Agent (or the designee of the Co-Agents) in assuming such obligations. Without limiting the foregoing, Lanier Collections agrees, at its expense, to take all actions necessary to provide the new Servicer with access to all computer software necessary or useful in collecting or billing Receivables, solely for use in collecting and billing Receivables. The Co-Agents agree not to give Lanier Collections a Successor Notice until after the occurrence and during the continuance of (i) replacement of Lanier Collections as servicer under the Trade Receivables Documents, (ii) any Liquidation Event (including, without limitation, a Servicer Default) or (iii) any Lanier Credit Event (any such event in the foregoing clauses (i), (ii) and (iii) being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Co-Agents' discretion. If Lanier Collections disputes the occurrence of a Servicer Transfer Event, Lanier Collections may take appropriate action to resolve such dispute; provided that Lanier Collections must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Co-Agents as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Co-Agents reasonably determine, in good faith, that such termination is necessary or advisable to protect the Secured Parties' interests hereunder.

         (c) Subcontracts. The Servicer may, with the prior consent of the Co-Agents, subcontract with any other Person for servicing, administering or collecting the Receivables, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Co-Agents' request at any time after a Successor Notice has been given.

         (d) Expense Indemnity after a Servicer Transfer Event. In addition to, and not in lieu of the Servicer's Fee, if Lanier Collections or one of its Affiliates is replaced as Servicer following a Servicer Transfer Event, the Borrower shall reimburse the Servicer within 10 Business Days after receipt of a written invoice, any and all reasonable costs and expenses of the Servicer incurred in connection with its servicing of the Receivables for the benefit of the Secured Parties.


         SECTION 8.2       DUTIES OF SERVICER.

         (a) Appointment; Duties in General. Each of the Borrower, the Lenders, the Administrative Agent and the Co-Agents hereby appoints, as its agent, the Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Collateral. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) Allocation of Collections. The Servicer shall identify portions of the Collections for the account of the Borrower, Guarantor and/or the Administrative Agent in accordance with Section 3.2(c) but shall not be required (unless otherwise requested by the Administrative Agent, after the occurrence of a Liquidation Event or a Lanier Credit Event) to segregate the funds constituting such portions of such Collections in accordance with said Section. Amounts held by the Servicer pursuant to this Section 8.2(b) shall be considered an advance from the Borrower or Guarantor, as the case may be to the Servicer. Such advance shall be payable upon demand of the Borrower or Guarantor, as the case may be or, if not otherwise repaid, shall be paid on the succeeding Settlement Date. If instructed by the Administrative Agent, after the occurrence of a Liquidation Event or Lanier Credit Event, the Servicer shall segregate and deposit collections into the Collection Account, on the first
(1st) Business Day following receipt by the Servicer of such Collections to immediately available funds. Any repayment of any such advance shall be made by the Servicer by wire transfer in immediately available funds to the applicable Co-Agent in accordance with the terms hereof no later than 12:00 noon (New York City time) on the date such payment is due.

         (c) Modification of Receivables. So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, Lanier Collections, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Delinquent Receivable or Defaulted Receivable as Lanier Collections may reasonably determine to be appropriate to maximize Collections thereof; provided, however, that no such extension shall alter the status of any such Delinquent Receivable or Defaulted Receivable as a Delinquent Receivable or Defaulted Receivable, as applicable, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.2(a).

         (d) Documents and Records. Each Loan Party shall deliver to the Servicer, and the Servicer shall hold in trust for the Borrower and the Administrative Agent in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Receivables, provided, however, if a subservicer is engaged by the Servicer, such Loan Party may deliver the aforementioned to such subservicer.

         (e) Certain Duties to the Borrower. The Servicer shall, as soon as practicable following receipt, turn over to the Borrower (i) that portion of the Collections which is not required to be turned over to the Co-Agents, less the Servicer's Fee, and, in the event that neither Lanier Collections nor any other Loan Party or Affiliate thereof is the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any receivable which is not a Receivable. The Servicer, if other than Lanier Collections or any other Loan Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all documents, instruments and records in its possession that evidence or relate to receivables of the Borrower other than Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Receivables, Obligors or Related Assets.

         (f) Termination. The Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

         (g) Power of Attorney. The Borrower hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Borrower or transmitted or received by the Administrative Agent, either Co-Agent or any Lender (whether or not from the Borrower) in connection with any Receivable.

         SECTION 8.3       SERVICER ADVANCES.

         For each Settlement Period, if the Servicer determines that any payment (or portion thereof) which was due and payable pursuant to a Contract relating to the Receivables during such Settlement Period was not received prior to the end of such Settlement Period, the Servicer shall make an advance in an amount up to the amount of such delinquent payment (or portion thereof); any such advance, a "Servicer Advance"). Notwithstanding the preceding sentence, (a) the Servicer shall not be required to make a Servicer Advance with respect to any Contract if, and only if, the Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will not ultimately be recoverable from future collections on, or the liquidation of, the Receivables, and (b) the Servicer's obligation to make a Servicer Advance for any Contract shall cease on the day such Contract becomes a Defaulted Contract. The Servicer may recover any Servicer Advance that it has made in respect of any Contract from amounts received in respect of such Contract. If the Servicer has previously made a Servicer Advance which it later determined to be nonrecoverable, the Servicer may, following delivery of an officer's certificate to the Administrative Agent detailing the Servicer's determination that such Servicer Advance is nonrecoverable, recover the amount of such Servicer Advance from

Collections received in respect of any Contract. Any amount so recovered by the Servicer shall not be a Collection for purposes of Section 3.2. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 12:00 noon (New York City time) on the date necessary to make any payment required to be made under Section 3.1. All Servicer Advances shall be made by wire transfer in immediately available funds.

         SECTION 8.4       SERVICER DEFAULTS.

         If any one of the following events shall occur and be continuing, it shall be a "Servicer Default" hereunder:

         (a) any failure by the Servicer or Guarantor of the Servicer's Performance (if Lanier Collections is the Servicer) to (i) make any payment, transfer or deposit of principal of any Loan when and as required by this Agreement, or (ii) make any payment, transfer or deposit of any other amount when and as required by this Agreement, which failure under this clause (ii) shall remain unremedied for two (2) Business Days after the due date thereof;

         (b) any failure by the Servicer or Guarantor of the Servicer's Performance (if Lanier Collections is the Servicer) to deliver any Settlement Report as and when required by this Agreement, which failure remains unremedied for three (3) Business Days;

         (c) any failure on the part of the Servicer or Guarantor of the Servicer's Performance (if Lanier Collections is the Servicer) duly to observe or perform in any respect any other affirmative covenant required to be observed by it in any of the Transaction Documents, which failure remains unremedied for five (5) Business Days;

         (d) any failure on the part of the Servicer or Guarantor of the Servicer's Performance (if Lanier Collections is the Servicer) duly to observe or perform in any respect when due any negative covenant required to be observed by it in any of the Transaction Documents;

         (e) any representation, warranty or certification made by the Servicer (if Lanier Collections is the Servicer) or Guarantor of the Servicer's Performance in any Transaction Document to which it is a party or in any certificate delivered pursuant to any such Transaction Document shall prove to have been incorrect when made;

         (f) a Lanier Credit Event shall occur or any bankruptcy, insolvency or similar event occurs with respect to the Servicer (if other than Lanier Collections); or

         (g) any change in the control of the Servicer which takes the form of either a merger or consolidation in which the Servicer is not the surviving entity or a Change in Control with respect to Guarantor of the Servicer's Performance (if Lanier Collections is the Servicer).

         SECTION 8.5       RIGHTS OF THE ADMINISTRATIVE AGENT.

         (a) Notice to Obligors. At any time following the occurrence of a Liquidation Event, the Administrative Agent may notify the Obligors of Receivables, or any of them, of its security interest, for the benefit of the Secured Parties, in the Collateral.

         (b) Notice to Lock-Box Banks. At any time after Lock-Box Agreements have been executed, either of the Co-Agents is hereby authorized to direct the Administrative Agent, and the Administrative Agent is hereby authorized and directed to comply with such direction, to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrative Agent of dominion and control over the lock-boxes and related accounts to which the Obligors of Receivables make payments. The Borrower and the Servicer hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

         (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Lanier Collections pursuant to Section 8.1:

                  (i) The Administrative Agent may direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Administrative Agent or its designee.

                  (ii) Any Loan Party shall, at the Administrative Agent's request and at such Loan Party's expense, give notice of the Administrative Agent's security interest in the Collateral to each Obligor of Receivables and direct that payments be made directly to the Administrative Agent or its designee.

                  (iii) Each Loan Party shall, at the Administrative Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Receivables, and make the same available to the successor Servicer at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

                  (iv) Each of the Loan Parties, the Co-Agents and the Lenders hereby authorizes the Administrative Agent and grants to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Person's name and on behalf of such Person which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing any Loan Party's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         SECTION 8.6       RESPONSIBILITIES OF THE LOAN PARTIES AND ORIGINATOR.

         Anything herein to the contrary notwithstanding:

         (a) Contracts. The Originator shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Receivables and under the related agreements to the same extent as if the security interest in the Collateral had not been granted hereunder, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve the Originator from such obligations.

         (b) Limitation of Liability. The Secured Parties shall not have any obligation or liability with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Loan Party thereunder.

         SECTION 8.7       FURTHER ACTION EVIDENCING THE SECURITY INTEREST.

         (a) Further Assurances. Each Loan Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Administrative Agent's security interest, on behalf of the Secured Parties, in the Collateral, or to enable the Administrative Agent or its designee to exercise or enforce any of the Secured Parties' rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Loan Party will:

                  (i) upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

                  (ii) upon the request of the Administrative Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Receivable with a legend, acceptable to the Administrative Agent, evidencing its security interest therein pursuant to this Agreement; and

                  (iii) mark its master data processing records evidencing the Collateral with a legend, acceptable to the Administrative Agent, evidencing that a security interest in the Collateral has been granted pursuant to this Agreement.

         (b) Additional Financing Statements; Performance by Administrative Agent. Each Loan Party hereby authorizes the Administrative Agent or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising in the name of any Loan Party. If any Loan Party fails to promptly execute and deliver to the Administrative Agent any financing statement or continuation statement or amendment thereto or assignment thereof requested by the Administrative Agent, each Loan Party hereby authorizes the Administrative Agent to execute such statement on behalf of such Loan Party. If any Loan Party fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by the Loan Parties as provided in Section 14.5.

         (c) Continuation Statements; Opinion. Without limiting the generality of subsection (a), the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.1(e) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, if the Final Payout Date shall not have occurred:

                  (i) if necessary, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                  (ii) deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for the Loan Parties, in form and substance reasonably satisfactory to the Co-Agents, confirming and updating the opinion delivered pursuant to Section 5.1(h) to the effect that the security interest in the Collateral hereunder continues to be a valid and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

                                  ARTICLE IX.
                                SECURITY INTEREST

         SECTION 9.1       GRANT OF SECURITY INTEREST.

         To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, the Borrower hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower's right, title and interest now or hereafter existing in, to and under (a) all the Receivables and Related Assets, (b) the Sale Agreements and the other Transaction Documents and (c) all proceeds of any of the foregoing (collectively, together with the Security Agreement Collateral described in Security Agreement (Lanier Lease Receivables
LLC), the "Collateral").

         SECTION 9.2       FURTHER ASSURANCES.

         The provisions of Section 8.5 shall apply to the security interest granted under Section 9.1.

         SECTION 9.3       REMEDIES.

         Upon the occurrence of a Liquidation Event, the Administrative Agent and the Secured Parties shall have, with respect to the security interest granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Administrative Agent and the Secured Parties under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                   ARTICLE X.
                               LIQUIDATION EVENTS

         SECTION 10.1      LIQUIDATION EVENTS.

         The following events shall be "Liquidation Events" hereunder:

         (a) Any Loan Party shall fail to make any payment or deposit on account of principal in respect of any Loan as and when required under the terms of this Agreement or any other Transaction Document; or

         (b) Any Loan Party shall fail to make any payment or deposit (other than a payment on account of principal in respect of any Loan as contemplated by (a) above) in respect of the Obligations as and when required under the terms of this Agreement or any other Transaction Document, and such failure shall remain unremedied for more than two (2) Business Days; or

         (c) Any Settlement Report or financial statement shall not be delivered on or within three (3) Business Days after the same is due hereunder or under the other Transaction Documents, or any Settlement Report due more than 45 days after the date of this Agreement shall fail to reflect aging categories for Defaulted Receivables of "121-150 days past original invoice date," "151-180 days past original invoice date" and "181+ days past original invoice date"; or

         (d) Any Loan Party shall fail to duly observe or perform any affirmative covenant or agreement (other than an affirmative covenant or agreement covered by (a), (b) or (c) above) made or deemed to be made by such Loan Party under this Agreement or any other Transaction Document, and such failure shall remain unremedied for more than five (5) Business Days; or

         (e) Any Loan Party shall fail to duly observe or perform any negative covenant or agreement made or deemed to be made by such Loan Party under this Agreement or any other Transaction Document; or

         (f) (i) The Borrower or Guarantor shall (1) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $10,000 when and as the same shall become due and payable (after expiration of any applicable grace period) or (2) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness, or (ii) any default shall occur under any other agreement or instrument of the Borrower or Guarantor relating to the purchase of receivables or to Indebtedness of the Borrower or Guarantor and shall not be cured within any applicable period of grace provided therein, or (iii) failure of Guarantor of the Servicer's Performance to pay any Indebtedness in excess of $10,000,000 in aggregate principal amount when due, or the default by Guarantor of the Servicer's Performance in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Guarantor of the Servicer's Performance shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

         (g) Any representation or warranty made or deemed to be made by any Loan Party or the Originator (or any of its officers) under this Agreement, any other Transaction Document or any Settlement Report, or other information or report delivered pursuant hereto or thereto, shall prove to have been false or incorrect when made; or

         (h) An Event of Bankruptcy shall have occurred and remain continuing with respect to the Servicer or any Loan Party; or

         (i) Either of the Conduits or its successor shall become an "investment company" within the meaning of the Investment Company Act of 1940; or

         (j) The Average Receivable Life at any Cut-Off Date exceeds 1.90 years and the Borrower fails to obtain additional Hedging Agreements, reasonable acceptable to both Co-Agents, within 15 days after the Reporting Date immediately following such Cut-Off Date; or

         (k) The three-month rolling average Default Ratio at any Cut-Off Date exceeds 3.75%; or

         (l) The three-month rolling average Delinquency Ratio at any Cut-Off Date exceeds 6.5%; or

         (m) The three-month rolling average Loss Ratio at any Cut-Off Date exceeds 5.85%; or

         (n) On any Settlement Date, after giving effect to the payments made under Article II or Article III, (i) the aggregate outstanding principal balance of the Advances exceeds the lesser of (A) the Borrowing Base or (b) the aggregate of the Blue Ridge Allocation Limit and the Falcon Allocation Limit,
(ii) the Loans made by Blue Ridge and its Liquidity Banks exceed the

Blue Ridge Allocation Limit or (iii) the Loans made by Falcon and its Liquidity Banks exceed the Falcon Allocation Limit; or

         (o) There shall have occurred any event which is reasonably likely to have a Material Adverse Effect; or

         (p) The Borrower, Guarantor or Guarantor of the Servicer's Performance experiences a Change in Control; or

         (q) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the Receivables or Related Assets, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

         (r) The Originator, the Borrower or the Servicer shall make any material change in the policies as to origination of Receivables or in the Credit and Collection Policy without prior written notice to and consent by the Administrative Agent; or

         (s) The Administrative Agent, on behalf of the Secured Parties, for any reason, ceases to maintain a valid, perfected first priority interest in the Collateral; or

         (t) A final judgment or judgments shall be rendered against any Loan Party for the payment of money with respect to which an aggregate amount in excess of $100 with respect to the Borrower or $10,000,000 with respect to any other Loan Party is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment; or

         (u) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Guarantor of the Servicer's Performance to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan in an aggregate amount exceeding $250,000 and, within 30 days after the reporting of any such Reportable Event to the Co-Agents, either Co-Agent shall have notified Guarantor of the Servicer's Performance in writing that (i) such Co-Agent, on behalf of its Constituent Lenders, has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or
(C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof a Liquidation Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

         (v) Any of the Hedging Agreements shall have been terminated or materially modified, or the Hedging Agreements shall cease to cover an aggregate notional amount greater than or equal to the aggregate outstanding principal balance of the Loans at a hedge rate of not more than 10.55% per annum; or

         (w) There shall have occurred a termination of sales under either of the Sale Agreements; or

         (x) There shall have occurred an event of default or an event of termination under any of the Transaction Documents; or

         (y)      A Servicer Default shall have occurred and be continuing; or

         (z) By August 7, 2000, the Borrower shall fail to deliver to the Administrative Agent a letter (in a form reasonably acceptable to the Co-Agents) from HP addressed to the Administrative Agent, on behalf of the Agents and the Lenders (or expressly stating that the Agents and the Lenders are permitted to rely thereon) confirming that HP's security interest in HP goods that are in the Originator's (or one of its Affiliate's) possession is limited to such goods that have not yet been purchased and paid for by the Originator and the proceeds of any sale thereof, does not extend to any HP goods once the Originator pays the purchase price therefor or to any of the Receivables arising from the lease thereof, and would not permit HP to repossess such goods from any lessee thereof; or

         (aa) By August 15, 2000, the Borrower shall fail to be able to identify which Receivables arise from leases of HP goods originated during the Settlement Period then most recently ended and to agree in writing with the Agents and the Lenders that all such Receivables in excess of $4.0 million in aggregate Unpaid Amount at any one time outstanding shall no longer constitute Eligible Receivables; or

         (bb) By June 16, 2000, the Borrower shall fail to deliver to the Co-Agents a copy of an amendment to the Blue Ridge Facility (as defined in the Intercreditor Agreement), duly executed by each of the parties thereto, reducing the aggregate commitments of the lenders thereunder by at least $2 million and deleting Section 8.8 thereof.

         SECTION 10.2      REMEDIES.

         (a) Optional Acceleration. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (h) of Section 10.1), either Co-Agent may, by notice to the Borrower and the other Co-Agent, declare the Funding Termination Date to have occurred and all Obligations shall become immediately due and payable.

         (b) Automatic Acceleration. Upon the occurrence of a Liquidation Event described in subsection (h) of Section 10.1, the Funding Termination Date shall automatically occur and all Obligations shall be immediately due and payable.

         (c) Additional Remedies. Upon any Funding Termination Date pursuant to this Section 10.2, the Aggregate Commitment will terminate, no Loans or Advances thereafter will be made, and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided to a secured party upon default under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

         (d) Notice to Rating Agencies. Upon discovery by the Blue Ridge Agent that a Liquidation Event, an Unmatured Liquidation Event or Lanier Credit Event has occurred, whether by virtue of its receipt of notice thereof pursuant to Section 7.2(h) or otherwise, the Blue Ridge Agent is hereby authorized and directed to give, and hereby agrees to give, prompt written notice to S&P and Moody's of such event.

                                  ARTICLE XI.
                            THE ADMINISTRATIVE AGENT

         SECTION 11.1      APPOINTMENT.

         (a) Each Lender and Co-Agent hereby irrevocably designates and appoints Bank One, NA as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, Liquidity Bank or Co-Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.

         (b) Each of Blue Ridge and its Liquidity Banks hereby irrevocably designates and appoints Wachovia Bank, N.A. as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each of Falcon and its Liquidity Banks hereby irrevocably designates and appoints Bank One, NA as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Co-Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, any Liquidity Bank or any other Co-Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Co-Agent shall be read into this Agreement or otherwise exist against such Co-Agent.

         (c) The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Co-Agents and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Co-Agent or any Lender may have to any of the Loan Parties under the other provisions of this Agreement. Furthermore, no Lender or Liquidity Bank shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Co-Agent which is not the Co-Agent for such Person.

         (d) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns. In performing its functions and duties hereunder, each Co-Agent shall act solely as the agent of its respective Conduit and its respective Liquidity Banks, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties, any other Lender, Liquidity Bank or Co-Agent, or any of their respective successors and assigns.

         SECTION 11.2      DELEGATION OF DUTIES.

         The Administrative Agent and each Co-Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor either Co-Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.3      EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor either Co-Agent nor any of their directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in
Section 11.2 under or in connection with this Agreement (except for its, their or such Person's own bad faith, gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders or other agents for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any Loan Party to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent or such Co-Agent, as applicable. Neither the Administrative Agent nor either Co-Agent shall be under any obligation to any Lender, Liquidity Bank or other Co-Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Loan Parties. This Section 11.3 is intended solely to govern the relationship between the Administrative Agent and the Co-Agents, on the one hand, and the Lenders and their respective Liquidity Banks, on the other.

         SECTION 11.4      RELIANCE BY CO-AGENTS.

         (a) The Administrative Agent and each of the Co-Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent or such Co-Agent, as applicable. The Administrative Agent and each of the Co-Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of (i) in the case of the Administrative Agent, each of the Co-Agents (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of either of the Co-Agents) or (ii) in the case of a Co-Agent, such of its Lenders and Liquidity Banks as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

         (b) Any action taken by the Administrative Agent in accordance with Section 11.4(a) shall be binding upon all Lenders and Co-Agents.

         (c) Each Co-Agent shall determine with its Conduit and, as applicable, its Liquidity Banks, the number of such Persons which shall be required to request or direct such Co-Agent to take action, or refrain from taking action, under this Agreement on behalf of such Persons and whether any consent of the rating agencies who rate such Conduit's Commercial Paper Notes is required (such Persons and, if applicable, such rating agencies, a "Voting Block"). Such Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Co-Agent's Constituents.

         (d) Unless otherwise advised in writing by a Co-Agent or by any Lender or Liquidity Bank on whose behalf such Co-Agent is purportedly acting, each party to this Agreement may assume that (i) such Co-Agent is acting for the benefit of each of its Constituent Lenders and, as applicable, Liquidity Banks, as well as for the benefit of each permitted assignee from any such Person, and
(ii) each action taken by such Co-Agent has been duly authorized and approved by all necessary action on the part of its Voting Block. Each Conduit (or, with the consent of all other Lenders then existing, any other Lender) shall have the right to designate a new Co-Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Co-Agents and the Loan Parties written notice thereof signed by such Lenders and the newly designated Co-Agent. Such notice shall be effective when receipt thereof is acknowledged by the retiring Co-Agent and the Loan Parties, which acknowledgments shall not be withheld or unreasonably delayed, and thereafter the party



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

named as such therein shall be Co-Agent for such Lenders under this Agreement. Each Co-Agent and its Lenders and Liquidity Banks shall agree amongst themselves as to the circumstances and procedures for removal and resignation of such Co-Agent.

         SECTION 11.5      NOTICE OF LIQUIDATION EVENTS.

         (a) Neither the Administrative Agent nor either Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Liquidation Event or Unmatured Liquidation Event unless the Administrative Agent or such Co-Agent, as applicable, has received notice from another Co-Agent, a Lender, a Liquidity Bank or a Loan Party referring to this Agreement, stating that a Liquidity Event or Unmatured Liquidity Event has occurred hereunder and describing such Liquidity Event or Unmatured Liquidity Event. In the event that the Administrative Agent or either of the Co-Agents receives such a notice, it shall promptly give notice thereof to the other Co-Agent(s) for distribution, in the case of a Co-Agent, to its Constituent Lenders and Liquidity Banks, and, in the case of the Blue Ridge Agent in particular, to S&P and Moody's. The Administrative Agent shall take such action with respect to such Liquidity Event or Unmatured Liquidity Event as shall be directed by either of the Co-Agents.

         SECTION 11.6      NON-RELIANCE ON CO-AGENTS AND OTHER LENDERS.

         Each of the Lenders expressly acknowledges that no Co-Agent, nor any of such Co-Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Co-Agent hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by such Co-Agent. Each of the Lenders also represents and warrants to the Co-Agents and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon any Co-Agent or any other Liquidity Bank or Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Neither of the Co-Agents nor any of the Lenders, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that any of the Co-Agents shall promptly distribute to its related Conduit (and, as applicable, its Liquidity Banks), copies of financial and other information expressly provided to such Co-Agent by either of the Loan Parties pursuant to this Agreement for distribution to the Co-Agents and/or Lenders.

         SECTION 11.7      INDEMNIFICATION OF ADMINISTRATIVE AGENT AND
                           CO-AGENTS.

         (a) Each Liquidity Bank agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably in accordance with their respective Funding Percentages or Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

         (b) Each Liquidity Bank agrees to indemnify its Co-Agent and such Co-Agent's officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Funding Percentages or Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Co-Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent in its capacity as Co-Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent or such Person as finally determined by a court of competent jurisdiction).

         SECTION 11.8      CO-AGENTS IN THEIR INDIVIDUAL CAPACITIES.

         Each of the Co-Agents in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Affiliates as though such Co-Agent were not a Co-Agent hereunder. With respect to its Loans, if any, pursuant to this Agreement, each Co-Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not a Co-Agent, and the terms "Lender" and "Lenders" shall include each of the Co-Agents in their individual capacities.

         SECTION 11.9      SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent, upon five (5) days' notice to the Loan Parties, the Lenders and the Co-Agents, may voluntarily resign and may be removed at any time, with or without cause, by the Co-Agents; provided, however, that Bank One, NA shall not voluntarily resign as the Administrative Agent so long as any of Falcon's Liquidity Banks' respective Commitments remain in effect or Falcon has any outstanding Loans hereunder and, provided, further, that if Bank One, NA voluntarily resigns or is removed as the Administrative Agent at a time when Blue Ridge has outstanding Loans or Blue Ridge's Liquidity Banks have outstanding Loans or Commitments, Wachovia Bank, N.A. shall succeed to Bank One, NA as Administrative Agent. In addition, if Falcon's Liquidity Banks cease to have Commitments hereunder and neither Falcon nor any of its other Liquidity Banks has any outstanding Loans, Wachovia Bank, N.A. shall succeed to Bank One, NA as Administrative Agent. If any Administrative Agent (other than Bank One,
NA) shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the Co-Agents during such five-day period shall appoint, with the consent of the Borrower from among the remaining Co-Agents and Lenders, a successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Administrative Agent in accordance with this Section 11.9, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         SECTION 11.10     CO-AGENTS' CONFLICT WAIVERS.

         (a) Wachovia acts, or may in the future act, (i) as administrative agent for Blue Ridge, (ii) as issuing and paying agent for Blue Ridge's Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Blue Ridge's Commercial Paper Notes and (iv) to provide other services from time to time for Blue Ridge (collectively, the "Wachovia Roles"). Without limiting the generality of Sections 11.1 and 11.8, each Co-Agent, Lender and Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, the giving of notice to Blue Ridge's Liquidity Banks of a mandatory purchase pursuant to Blue Ridge's Liquidity Agreement, and hereby acknowledges that neither Wachovia nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than Blue Ridge) or to any of Blue Ridge's Liquidity Banks arising out of any Wachovia Roles.

         (b) Bank One acts, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for Falcon's Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for Falcon's Commercial Paper and (iv) to provide other services from time to time for Falcon (collectively, the "Bank One Roles"). Without limiting the generality of Sections 11.1 and 11.8, each of the Co-Agents and the Lenders hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, the giving of notice to Falcon's Liquidity Banks of a mandatory purchase pursuant to Falcon's Liquidity Agreement, and hereby acknowledges that neither Bank One nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than Falcon) or to any of Falcon's Liquidity Banks arising out of any Bank One Roles.

         SECTION 11.11     UCC FILINGS.

         Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this
Article XI.

                                  ARTICLE XII.
                         ASSIGNMENTS AND PARTICIPATIONS

         SECTION 12.1      RESTRICTIONS ON ASSIGNMENTS.

         (a) No Loan Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of each of the Co-Agents; provided, however, that the foregoing shall not be deemed to restrict Lanier's sale of a percentage interest in its cash flows under the Excess Cash Flow Participation Agreement or Lanier Collections' right, prior to delivery of a Successor Notice, to delegate all or any portion of its duties as Servicer to the Originator or Guarantor of the Servicer's Performance, provided that Guarantor of the Servicer's Performance shall remain primarily liable for the performance or non-performance of such duties pursuant to the Performance Guaranty.

         (b) Each of the Conduits may, at any time, assign all or any portion of a Loan, or sell participations therein, to its Liquidity Banks (or to its Co-Agent for the ratable benefit of its Liquidity Banks).

         (c) In addition to, and not in limitation of, assignments and participations described in Section 12.1(b):

                  (i) in the event that any Liquidity Bank becomes a Downgraded Liquidity Bank, such Downgraded Liquidity Bank shall give prompt written notice of its Downgrading Event to its Co-Agent and to the Borrower, whereupon such Co-Agent may identify an Eligible Liquidity Assignee and the Downgraded Liquidity Bank shall promptly assign its rights and obligations to the Eligible Liquidity Assignee designated by its Co-Agent against payment in full of its Obligations;

                  (ii) each Lender may assign all or any portion of its Loans under this Agreement to any Eligible Liquidity Assignee; and

                  (iii) each of the Lenders may, without the prior written consent of the Borrower or either Co-Agent, sell participations in all or any portion of its respective rights and obligations in, to and under the Transaction Documents and the Obligations in accordance with Sections 12.2 and 14.7.

         SECTION 12.2      RIGHTS OF ASSIGNEES AND PARTICIPANTS.

         (a) Upon the assignment by a Lender in accordance with Section 12.1(b) or (c), the Eligible Liquidity Assignee(s) receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Obligations (or such portion thereof as has been assigned).

         (b) In no event will the sale of any participation interest in any Lender's or any Eligible Liquidity Assignee's rights under the Transaction Documents or in the Obligations relieve the seller of such participation of its obligations, if any, hereunder or, if applicable, under the applicable Liquidity Agreement.

         SECTION 12.3      TERMS AND EVIDENCE OF ASSIGNMENT.

         Any assignment to any Eligible Liquidity Assignee(s) pursuant to
Section 1.8, 12.1(b) or 12.1(c) shall be upon such terms and conditions as the assigning Lender and its Co-Agent, on the one hand, and the Eligible Liquidity Assignee, on the other, may mutually agree, and shall be evidenced by such instrument(s) or document(s) as may be satisfactory to such Lender, its Co-Agent and the Eligible Liquidity Assignee(s). Any assignment made in accordance with the terms of this Article XII shall relieve the assigning Lender of its obligations, if any, under this Agreement (and, if applicable, its Liquidity Agreement) to the extent assigned.

                                 ARTICLE XIII.
                                 INDEMNIFICATION

         SECTION 13.1      INDEMNITIES BY THE BORROWER.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the Affected Parties, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each, an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents, the Obligations or the Collateral, excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) Indemnified Amounts to the extent the same include losses in respect of receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (i) the creation of any Lien on, or transfer by any Loan Party of any interest in, the Collateral other than as provided in the Transaction Documents, or any attempt by any manufacturer or supplier of Related Equipment to repossess such Related Equipment due to nonpayment therefor;

                  (ii) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of any Loan Party pursuant thereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be;

                  (iii) the failure by any Loan Party to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral, free and clear of any other Lien, other than a Lien arising solely as a result of an act of one of the Secured Parties or the Administrative Agent pursuant to Security Agreement (Lanier Lease Receivables LLC), now or at any time thereafter, including, without limitation, any such failure caused by the commingling of Collections of Receivables at any time with other funds;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

                  (vii)    any matter described in clause (i) or (ii) of Section
         3.4;

                  (viii) any failure of any Loan Party, acting in any capacity, to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;

                  (ix) any products liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

                  (x) any claim of breach by any Loan Party of any related Contract with respect to any Receivable;

                  (xi) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Administrative Agent's security interest in the Collateral;

                  (xii) any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Receivable or the value of any such Receivable (other than such an action taken or omission made at the request of the Administrative Agent or any Lender or any action taken by the Servicer in accordance with the Credit and Collection Policy);

                  (xiii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of any Loan, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Borrower, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (xiv) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (xv)     any Liquidation Event described in Section 10.1(h);

                  (xvi) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto (other than Related Equipment) from LLR LLC, free and clear of any adverse claim (other than as created under the Transaction Documents); or any failure of Borrower to give reasonably equivalent value to LLR LLC under the Sale Agreement (Step 2) in consideration of the transfer by LLR LLC of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (xvii) any attempt by any Person to void any Loan hereunder under statutory provisions or common law or equitable action; and

                  (xviii) the failure of any Receivable included in the calculation of the Borrowing Base as an Eligible Receivable to be an Eligible Receivable at the time so included.

Notwithstanding the foregoing, (A) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables; and (B) nothing in this Section 13.1(b) shall require the Borrower to indemnify the Indemnified Parties for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.

         (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Loan Party under Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Borrower and the Borrower shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

         (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         SECTION 13.2      INDEMNITIES BY SERVICER.

         Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Servicer (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of the Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any

Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

         If for any reason the indemnification provided above in this Section
13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         SECTION 13.3      INDEMNITIES BY THE OTHER LOAN PARTIES.

         Without limiting any other rights which the Borrower or any Indemnified Party may have under any of the Transaction Documents or under applicable law, each of Lanier and LLR LLC hereby agrees to indemnify the Borrower and each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to its own performance of, or its own failure to perform, any of its own obligations under or in connection with any Transaction Document, or any representation or warranty made by it (or any of its officers) under or in connection with any Transaction Document to which it is a party, any Purchase Report (as defined in the applicable Sale Agreement) or any other information or report delivered by or on behalf of it, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of Lanier or LLR LLC, as the case may be, to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract. Notwithstanding the foregoing, in no event shall the Borrower or any Indemnified Party be awarded any Indemnified Amounts
(a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of the Borrower or such Indemnified Party or (b) to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Nothing herein shall be deemed to constitute an indemnity by Lanier of any Indemnified Amounts arising from any performance, nonperformance or misrepresentation made by LLR LLC, and nothing herein shall be deemed to constitute an indemnity by LLR LLC of any Indemnified Amounts arising from any performance, nonperformance or misrepresentation made by Lanier.



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

                                  ARTICLE XIV.
                                  MISCELLANEOUS

         SECTION 14.1      AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each of the Loan Parties, the Administrative Agent and, with the consent of their respective Voting Blocks, the Co-Agents (with respect to an amendment), (b) the Administrative Agent and, with the consent of their respective Voting Blocks, the Co-Agents (with respect to a waiver or consent by them) or (c) any Loan Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Loan Parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, each of the Co-Agents will be required to obtain the approval of their respective Voting Blocks.

         SECTION 14.2      NOTICES, ETC.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule
14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 14.3      NO WAIVER; REMEDIES.

         No failure on the part of the Administrative Agent, either Co-Agent, any Affected Party, any Indemnified Party, any Lender or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of the Co-Agents, the Lenders, the Administrative Agent, and each Liquidity Bank is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Borrower; provided, that any such set off or application shall be made ratably between the Falcon Co-Agent's Constituents on the one hand, and the Blue Ridge Co-Agent's Constituents, on the other.

         SECTION 14.4      BINDING EFFECT; SURVIVAL.

         This Agreement shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent, the Co-Agents and each of the Lenders and their respective successors and assigns, and the provisions of Section 4.2 and
Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.5      COSTS, EXPENSES AND TAXES.

         In addition to their obligations under the other provisions of this Agreement, the Loan Parties jointly and severally agree to pay on demand:

         (a) all costs and expenses incurred by the Administrative Agent, any Liquidity Bank, either Co-Agent, any Lender and their respective Affiliates in connection with

                  (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreements, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Loan Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

                  (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Loan Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.1(c)(iii); and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Loan Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

         SECTION 14.6      NO PROCEEDINGS.

         Each of the parties hereby agrees that it will not institute against Blue Ridge or Falcon, or join any Person in instituting against Blue Ridge or Falcon, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes or other senior Indebtedness issued by Blue Ridge or Falcon shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes or other senior Indebtedness shall have been outstanding.

         SECTION 14.7      CONFIDENTIALITY OF THE BORROWER INFORMATION.

         (a) Confidential Borrower Information. Each party hereto (other than the Loan Parties) acknowledges that certain of the information provided to such party by or on behalf of the Loan Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Lanier shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

                  (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Loan Party to any Lender, either Co-Agent or the Administrative Agent (A) prior to the date hereof in connection with such party's due diligence relating to the Loan Parties and the transactions contemplated hereby, or (B) pursuant to Section 3.1, 5.1, 6.1(i), 6.1(j), 7.1(c) or 7.2, or

                  (ii) any other information regarding any Loan Party which is designated by any Loan Party to such party in writing as confidential,

(the information referred to in clauses (i) and (ii) above, whether furnished by any Loan Party or any attorney for or other representative thereof (each a "Borrower Information Provider"), is collectively referred to as the "Borrower Information"); provided, however, "Borrower Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Borrower Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Borrower Information Provider.

         (b) Disclosure. Notwithstanding subsection (a), any party may disclose any Borrower Information:

                  (i) to any of such party's independent attorneys, consultants and auditors, and to any dealer or placement agent for any such Person's commercial paper, who (A) in the good faith belief of such party, have a need to know such Borrower Information, and (B) are informed by such party of the confidential nature of the Borrower Information and the terms of this Section 14.7 and has agreed, verbally or otherwise, to be bound by the provisions of this Section 14.7;

                  (ii) to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of any Lender, any Liquidity Bank, either Co-Agent or the Administrative Agent under or in connection with this Agreement who has agreed to be bound by the provisions of this Section 14.7;

                  (iii) to any rating agency that maintains a rating for any such Lender's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of such Lender in connection with such rating;

                  (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

                  (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

                  (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Borrower Information, or

                  (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, each of the Lenders, Co-Agents and the Administrative Agent may disclose on a "no name" basis to any actual or potential investor in Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Aggregate Commitment and the Advances), the nature, amount and status of the Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables.

         (c) Legal Compulsion. In the event that any party hereto (other than any Loan Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Borrower Information, such party will (or will cause its representative to):

                  (i) provide Lanier with prompt written notice so that (A) Lanier may seek a protective order or other appropriate remedy, or (B) Lanier may, if it so chooses, agree that such party (or its representatives) may disclose such Borrower Information pursuant to such request or legal compulsion; and

                  (ii) unless Lanier agrees that such Borrower Information may be disclosed, make a timely objection to the request or compulsion to provide such Borrower Information on the basis that such Borrower Information is confidential and subject to the agreements contained in this Section 14.7.

In the event such protective order or remedy is not obtained, or Lanier agrees that such Borrower Information may be disclosed, such party will furnish only that portion of the Borrower Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Borrower Information.

         (d)      This Section 14.7 shall survive termination of this Agreement.

         SECTION 14.8      CONFIDENTIALITY OF PROGRAM INFORMATION.

         (a) Confidential Information. Each party hereto acknowledges that each of the Conduits and its Co-Agent regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

                  (i) it will not disclose without the prior consent of the applicable Conduit or Co-Agent (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential, nature of the Program Information (as defined below) and of the terms of this Section 14.8): (A) any information regarding the pricing in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of Blue Ridge or Falcon generally or the services performed by either of Wachovia or Bank One as Co-Agents, or (C) any information which is furnished by such Conduit or its Co-Agent to such party and which is designated by such Conduit or its Co-Agent to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (V) in financial statements as required by GAAP;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to the applicable Co-Agent, all documents or other written material received from such Conduit or such Co-Agent in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

         (b) Availability of Confidential Information. This Section 14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than the applicable Co-Agent or were known to such party on a nonconfidential basis prior to its disclosure by such Co-Agent.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will:

                  (i) provide the applicable Co-Agent with prompt written notice so that such Co-Agent may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

                  (ii) unless such Co-Agent agrees that such Program Information may be disclosed, make a timely objection to the request or compulsion to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.8.

In the event that such protective order or other remedy is not obtained, or the applicable Co-Agent agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Loan Party is required to file a copy of this Agreement with the SEC or any other governmental authority, it will (A) provide each Co-Agent with prompt written notice of such requirement and (B) exercise reasonable efforts to obtain reliable assurance that such governmental authority will give confidential treatment to this Agreement.

         (d) Survival. This Section 14.8 shall survive termination of this Agreement.

         SECTION 14.9      CAPTIONS AND CROSS REFERENCES.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10     INTEGRATION.

         This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11     GOVERNING LAW.

         THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF THE BORROWER OR THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 14.12     WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

         SECTION 14.13     CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

         EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

         (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, AS APPROPRIATE, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, AS APPROPRIATE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 14.14     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of a signature page to this Agreement.

         SECTION 14.15     NO RECOURSE AGAINST OTHER PARTIES.

         The several obligations of the Lenders under this Agreement are solely the corporate obligations of such Lenders. No recourse shall be had for the payment of any amount owing by any Lender under this Agreement or for the payment by such Lender of any fee in respect hereof or any other obligation or claim of or against such Lender arising out of or based upon this Agreement against any employee, officer, director, incorporator or stockholder of such Lender. Each of the Borrower, the Servicer, the Co-Agents and the Administrative Agent agrees that each of the Conduits shall be liable for any claims that such party may have against such Conduit only to the extent such Conduit has excess funds and to the extent such assets are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims against the Conduits or the Co-

Agents shall be subordinate to the claims against such Persons of the holders of such Conduit's Commercial Paper Notes and its Liquidity Banks.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    LANIER LEASE FUNDING LLC, as the Borrower


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    LANIER WORLDWIDE, INC., as Guarantor of the
                                      Servicer's Performance


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    LANIER LEASE RECEIVABLES LLC, as Guarantor


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    LANIER COLLECTIONS LIMITED PARTNERSHIP,
                                      as the initial Servicer


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    BANK ONE, NA, individually as a Liquidity
                                      Bank to Falcon, as the Falcon Agent and
                                      as the Administrative Agent


                                    By:
                                       -------------------------------------
                                       Julie C. Benda, Vice President

                                       Commitment:  $100,000,000.00




                                    FALCON ASSET SECURITIZATION CORPORATION,
                                       as a Conduit


                                    By:
                                       ----------------------------------------
                                       Julie C. Benda, Authorized Signatory

                                    BLUE RIDGE ASSET FUNDING CORPORATION,
                                    as a Conduit


                                    BY:  WACHOVIA BANK, N.A., ITS
                                         ATTORNEY-IN-FACT


                                    By:
                                       -----------------------------------------
                                       Victoria A. Dudley, Senior Vice President




                                    WACHOVIA BANK, N.A., individually  as a
                                      Liquidity Bank to Blue Ridge and as the
                                      Blue Ridge Agent


                                    By:
                                       -----------------------------------------
                                       Victoria A. Dudley, Senior Vice President

                                       Commitment:  $100,000,000.00

                                   APPENDIX A

                                   DEFINITIONS


         This is Appendix A to the Credit and Security Agreement dated as of June 7, 2000, among Lanier Lease Funding LLC, as the Borrower, Lanier Worldwide, Inc., as Guarantor of the Servicer's Performance, Lanier Lease Receivables LLC, as Guarantor, Lanier Collections Limited Partnership, as the Servicer, Blue Ridge Asset Funding Corporation, Falcon Asset Securitization Corporation, Wachovia Bank, N.A., individually and as the Blue Ridge Agent, and Bank One, NA, individually, as the Falcon Agent and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

         A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below:

Accrual Period: The period from the third (3rd) Business Day prior to a Settlement Date to but excluding the third (3rd) Business Day prior to the next succeeding Settlement Date; provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial Advance hereunder to but excluding the third (3rd) Business Day prior to the first Settlement Date.

Actual Percentage: On any date of determination (a) with respect to Blue Ridge and its Liquidity Banks, the ratio which the aggregate outstanding principal balance of their Loans bears to the aggregate outstanding principal balance of all Loans from all Lenders, and (b) with respect to Falcon and its Liquidity Banks, the ratio which the aggregate outstanding principal balance of their Loans bears to the aggregate outstanding principal balance of all Loans from all Lenders.

Adjusted Net Pool Balance: On any date of determination, the sum of (a) the present value of that portion of the Net Pool Balance which is not comprised of Short-Term Receivables, calculated as of any date of determination by discounting the Net Pool Balance as of such date at the rate of 12% per annum over the Average Receivable Life, plus (b) 100% of the portion of the Net Pool Balance which is comprises of Short-Term Receivables that are not related to GMA, plus (c) 75% of the portion of the Net Pool Balance which is comprised of Short-Term Receivables related to GMA.

Administrative Agent:  As defined in the preamble.

Advance: A borrowing hereunder consisting of the Loan made on the Borrowing Date

Affected Party: Each of the Lenders, each Liquidity Bank, any assignee or participant of any Lender or any Liquidity Bank, each of the Co-Agents, Bank One (or any successor to Bank One), as Administrative Agent, or any sub-agent of the Administrative Agent.

Affiliate: With respect to any other Person controlling, controlled by, or under common control with, such Person.

Affiliated Obligor: In relation to any Obligor, an Obligor that is an Affiliate of such Obligor.

Aggregate Commitment: The aggregate of the commitments of the Liquidity Banks, as reduced or increased from time to time pursuant to the terms hereof.

Agreement:  As defined in the preamble.

Agreement Accounting Principles: Generally accepted accounting principles as in effect in the United States as of November 4, 1999, applied in a manner consistent with that used in preparing the financial statements of Lanier included in the Form 10.

Alternate Base Rate: For any day, the rate per annum equal to the higher as of such day of (i) the Base Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

Alternate Base Rate Loan: A Loan which bears interest at the Alternate Base Rate or the Default Rate.

Average Receivable Life: As of any date of determination, the weighted average remaining life (expressed in years) of Receivables in existence as of such date.

Bank Facilities: (i) That certain 364-Day Credit Agreement dated as of October 20, 1999 by and among Lanier and the Subsidiary Borrowers named therein, the Lenders named therein, ABN Amro Bank N.V., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and Wachovia, as Documentation Agent, as amended, restated or otherwise modified from time to time, (ii) the 5-Year Agreement, and (iii) any financing arrangements entered into by Lanier, either alone or together with one or more of its operating Subsidiaries, in addition to or replacement of the foregoing.

Base Rate: For any day, the rate per annum equal to the higher as of such day of
(i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Blue Ridge Agent or Falcon Agent, as applicable, in connection with extensions of credit.

Blue Ridge:  As defined in the preamble.

Blue Ridge Agent:  As defined in the preamble.

Blue Ridge Allocation Limit:  As defined in Section 1.1(a).

Blue Ridge Fee Letter: That certain Blue Ridge Fee Letter dated as of June 7, 2000 by and among the Borrower, Blue Ridge and the Blue Ridge Agent

Blue Ridge Liquidity Agreement: The Liquidity Asset Purchase Agreement dated as of the date hereof among Blue Ridge, Wachovia, as the Blue Ridge Agent, and the Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

Borrower:  As defined in the preamble.

Borrower Information:  As defined in Section 14.7(a).

Borrower Information Provider:  As defined in Section 14.7(a).

Borrowing Base: On any date of determination, the amount determined by reference to the following formula:

                                (ANPB - LR) - EDC

          where:

          ANPB = the Adjusted Net Pool Balance as of the most recent Cut-Off
                 Date;
          LR =   the Loss Reserve as of the most recent Cut-Off Date; and
          EDC =  Deemed Collections that have occurred since the most recent
                 Cut-Off Date.

Borrowing Date:  A date on which an Advance is made hereunder.

Borrowing Request:  As defined in Section 2.1.

Broken Funding Costs: For any CP Rate Loan of Falcon which: (i) has its principal reduced without compliance by the Borrower with the notice requirements hereunder or (ii) is not reduced in the amount or on the date specified in a Prepayment Notice or (iii) is refinanced with a Liquidity Funding, in whole or in part, or terminated prior to the date on which it was originally scheduled to end: an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the tranche periods for Falcon's Commercial Paper Notes determined by the Falcon Agent to relate to such CP Rate Loan subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan of Falcon, the amount of CP Costs actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Lender or Lenders agree(s) to pay to the Borrower the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

Business Day: (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York, Chicago, Illinois and Atlanta, Georgia and on which dealings in U.S. Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than (A) a Saturday, (B) a Sunday, (C) a day on which banking institutions or trust companies in New York, New York, Chicago, Illinois or Atlanta, Georgia, are authorized or obligated by law, executive order or governmental decree to be closed and (D) a day on which the Depositary Trust Company of New York is not open for business.

Capitalized Lease: Of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

Capitalized Lease Obligation: Of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

Change in Control:

                  (a) in relation to Lanier, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of Lanier entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Lanier and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of Lanier attached to all such outstanding shares of capital stock of Lanier, unless otherwise agreed in writing by the Administrative Agent;

                  (b) in relation to LLR LLC, the failure of Lanier to own (directory or through wholly-owned Subsidiaries of Lanier) 100% of the issued and outstanding ownership interests (including all warrants, options, conversion rights and other rights to purchase or convert into such ownership interests) of LLR LLC on a fully diluted basis; and

                  (c) in relation to the Borrower, the failure of LLR LLC to own (directly or through wholly-owned Subsidiaries of LLR LLC) 100% of the issued and outstanding ownership interests (including all warrants, options, conversion rights, and other rights to purchase or convert into such ownership interests) of the Borrower on a fully diluted basis.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Collateral:  As defined in Section 9.1.

Collection Account: A segregated account maintained with Bank One in the name of the Borrower.

Collections: The aggregate of (i) all amounts received by the Borrower, Guarantor, the Originator or the Servicer from or on behalf of an Obligor in payment of any amounts owed (including, without limitation, rent, service and repair fees, supply purchase prices, finance charges, interest and all other charges) in respect of a Receivable, or applied to amounts owed by such Obligor (including, without limitation, insurance payments that the Borrower, the Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), (ii) all Deemed Collections, (iii) all amounts received by or on behalf of the Borrower under any of the Hedging Agreements, and (iv) all amounts received by Guarantor upon any sale, lease or other disposition of Related Equipment (either to an Obligor or to any other Person) when such Related Equipment comes off lease, either at the end of the scheduled term of such lease or upon an early termination of such lease due to an Obligor default; provided that, prior to such time as Lanier shall cease to be the Servicer, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

Commercial Paper Notes: The commercial paper promissory notes, if any, issued by or on behalf of Blue Ridge or Falcon or that fund any CP Rate Loan.

Commitment: For each of Wachovia and Bank One, its obligation to make Loans not exceeding the amount set forth below its signature to the Agreement, as such amount may be modified from time to time pursuant to the terms hereof.

Commitment Increase Request: As defined in Section 1.7.

Commitment Reduction Notice: As defined in Section 1.6.

Concentration Factor:  1.5%.

Consolidated Net Worth: At a particular date, all amounts which would be included under shareholders' equity on the consolidated balance sheet for Lanier and its consolidated Subsidiaries, in each case, as determined in accordance with Agreement Accounting Principles, excluding the effects, whether positive or negative, of foreign exchange translation adjustments after December 31, 1999.


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
Constituents: As to either Co-Agent, the Conduit represented by it as specified in the preamble to this Agreement, and each of such Conduit's Liquidity Banks, and the term "Constituent" when used as an adjective shall have a correlative meaning.

Contingent Obligation: As applied to any person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent and otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other case.

Contract: A contract between the Borrower, LLR LLC or the Originator and any Person, or an invoice sent or to be sent by the Borrower, LLR LLC or the Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable, but not any other rights under such Contract.

Contractual Obligation: As applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

CP Costs: For each day, with respect to CP Rate Loans of Falcon, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Loan of Falcon pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Borrower shall request a Loan during any period of time determined by the Falcon Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Loan, the principal associated with any such Loan shall, during such period, be deemed to be funded by Falcon in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal. Each Loan of Falcon funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the principal of such Loan represents in relation to all assets held by Falcon that are funded substantially with Pooled Commercial Paper.

CP Rate: (a) With respect to Blue Ridge for any CP Tranche Period, the per annum rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of Blue Ridge having a term equal to such CP Tranche Period are sold plus the amount of any placement agent or commercial paper dealer fees incurred in connection with such sale, and (b) with respect to Falcon for any CP Tranche Period, the rate equivalent to its CP Costs.

CP Rate Loan:  A Loan made by a Conduit which bears interest at a CP Rate.

CP Tranche Period: (a) With respect to Blue Ridge, a period of up to 30 days commencing on a Business Day determined by the Blue Ridge Agent in consultation with the Borrower pursuant to Section 1.2, and (b) with respect to Falcon, an Accrual Period. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

Credit and Collection Policy: Those credit and collection policies and practices of the Originator relating to Contracts and Receivables as in effect on the date of this Agreement, attached as Exhibit B hereto, as modified without violating
Section 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time.

Cumulative Sales: For each Settlement Period, the amount of Receivables originated by the Originator and sold to the Borrower pursuant to the Sale Agreements.

Cut-Off Date:  The last day of each Settlement Period.

Deemed Collections:  As defined in Section 3.3

Default Rate: A rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

Default Ratio: At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Receivables that are Defaulted Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of Receivables on such Cut-Off Date.

Defaulted Receivable: A Receivable (a) as to which any payment, or part thereof (excluding residuals and service payments), remains unpaid for more than 120 days from the original invoice date of such payment; (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; (c) as to which litigation or arbitration proceedings have been commenced in order to collect such Receivable; or (d) which has been, or, consistent with the Credit and Collection Policy, would be written off the Borrower's, the Originator's or the Servicer's books as uncollectible.

Delinquency Ratio: At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Receivables that are Delinquent Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of Receivables on such Cut-Off Date.

Delinquent Receivable: A Receivable (a) that is not a Defaulted Receivable and
(b) as to which any payment, or part thereof (excluding residuals and service payments), remains unpaid for more than 90 days or more from the original invoice date for such payment.

Dictation Receivable: Any right to payment arising from the lease by the Originator of voice dictation equipment, the sale by the Originator of tapes or other supplies for such equipment and/or the service by the Originator of such equipment.

Downgraded Liquidity Bank: A Liquidity Bank which has been the subject of a Downgrading Event.

Downgrading Event: With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by Standard & Poor's Ratings Group, or (ii) P-1 by Moody's.

EBITDA: For any period, on a consolidated basis for Lanier and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus
(iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, plus
(vi) other extraordinary non-cash charges to the extent deducted in computing Net Income, minus (vii) other extraordinary non-cash credits to the extent deducted in computing Net Income, plus (viii) non-recurring after-tax losses (or minus nonrecurring after-tax gains); provided that, with respect to fiscal quarters ending on or before December 31, 1999, EBITDA shall be adjusted (x) to add back professional fees (not to exceed $15,000,000) in connection with the 5-Year Agreement and the Spin-off (as defined therein), to the extent deducted in computing Net Income; (y) to add back the special charges incurred by Lanier for the fiscal quarter ended July 2, 1999 totaling $18,700,000, and deducted in computing Net Income; and (z) to add back any management fee charged by Harris Corporation to Lanier, to the extent deducted in computing Net Income, and to subtract the sum of $1,750,000 for each such fiscal quarter (pro rated for the fiscal year ending December 31, 1999), representing the pro forma legal, audit and other similar expense that Lanier was expected to incur after the Spin-off (as defined in the 5-Year

Agreement), all on the basis set forth in the pro forma adjustments described in Note (A) of the Unaudited Pro Forma Consolidated Income Statement of Lanier for the Fiscal Year ended July 2, 1999 set forth in the Form 10.

EBITDAR: For any period, on a consolidated basis for Lanier and its Subsidiaries, the sum of the amounts for such period, without duplication of (i) EBITDA, plus (ii) Rentals to the extent deducted in computing Net Income.

Eligible Liquidity Assignee: (a) Any "bankruptcy remote" special purpose entity which is administered by Wachovia or Bank One (or any Affiliate of the foregoing) that is in the business of acquiring or financing receivables, securities and/or other financial assets and which issues commercial paper notes that are rated at least A-1 by S&P and P-1 by Moody's, (b) any Qualifying Liquidity Bank having a combined capital and surplus of at least $250,000,000, or (c) any Downgraded Liquidity Bank whose liquidity commitment has been fully drawn by the applicable Conduit or its Co-Agent and funded into a collateral account.

Eligible Receivable:  At any time:

         (a) that portion of a Receivable relating solely to the lease by the Originator in the ordinary course of its business of Owned Goods that have been shipped to and received by the lessee and not (except in the case of Short-Term Receivables) to the sale of supplies or provision of services, which Receivable in its entirety (i) has been sold or contributed to LLR LLC, together with the applicable Contract and Related Equipment, free and clear of any Lien except as created under the Transaction Documents, pursuant to the Sale Agreement (Step 1) in a "true sale" or "true contribution" transaction, and (ii) has been sold or contributed, together with the applicable Contract, free and clear of any Lien except as created under the Transaction Documents, to the Borrower pursuant to the Sale Agreement (Step 2) in a "true sale" or "true contribution" transaction;

         (b) a Receivable as to which the perfection of the Administrative Agent's security interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, and which constitutes an "account" or "chattel paper" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

         (c)      a Receivable the Obligor of which (i) has not been released,
(ii) is a resident of the United States or any of its possession or territories,
(iii) is not an Affiliate of any Loan Party, (iv) is not a Governmental Authority, and (v) is not a Person immune from civil or commercial law, legal action, suit or proceeding, including, without limitation, immunity on the basis of sovereignty;

         (d) a Receivable which is not a Delinquent Receivable or a Defaulted Receivable;

         (e) a Receivable with regard to which the warranty of the Borrower in Section 6.1(l) is true and correct;

         (f) a Receivable the sale or pledge of which does not (i) contravene or conflict with (A) any applicable federal, state or local law or regulation, or (B) the terms or provisions of the applicable Contract or any other agreement to which any Loan Party is a party or by which it is bound or
(ii) require the Obligor's consent (unless such consent has been obtained);

         (g) a Receivable originated in the United States which is denominated and payable only in U.S. Dollars in the United States;

         (h) a Receivable which arises under a Contract (i) of which there is only one (1) original (if such Contract is in paper rather than electronic form), (ii) that has been duly authorized and executed by all parties thereto,
(iii) that does not permit prepayment or cancellation, except in connection with Permitted National Account Upgrades, (iv) that is "triple net" and "hell or high water" (I.E., pursuant to which the Obligor is unconditionally responsible for the payment of insurance, maintenance and taxes with respect to the Related Equipment subject to the Contract), (v) that has not been waived or amended in any material respect except in writing in accordance with the Credit and Collection Policy and which, if such Contract and such waiver or amendment are in paper form, has been attached to the original Contract, (vi) that requires the Obligor thereunder to maintain insurance on the Related Equipment subject thereto in an amount sufficient to fully insure such Related Equipment, (vii) that constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, (viii) that is not a consumer lease, (ix) as to which the Originator has not guaranteed payment by the Obligor, in whole or in part, (x) that contains a requirement for fixed rental payments that are not subject to adjustment, (xi) that, if such Contract which consists of a master lease and one or more exhibits or schedules thereto,
(A) the Originator has not assigned and will not assign such master lease in its entirety, and has not delivered and will not deliver physical possession of such master lease, to any Person other than LLR LLC or the Administrative Agent, (B) pursuant to the terms of such master lease and/or exhibits or schedules, each such exhibit or schedule constitutes a separate lease and not part of any other lease not sold or contributed to LLR LLC under the Sale Agreement (Step 1) and to the Borrower under the Sale Agreement (Step 2), and (C) each such master lease which is held by any of the Loan Parties is held on behalf of the Borrower and the Secured Parties insofar as such master lease relates to a Contract,
(xii) that as of the date of the Borrower's acquisition thereof under the Sale Agreement (Step 2), has not been satisfied, cancelled or subordinated, in whole or in part, or rescinded, and no Related Equipment covered by any such Contract will have been rejected or released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission, (xiii) that contains an obligation of each Obligor to make scheduled payments under each Contract throughout the term thereof that is and will be unconditional, without any right of set-off by such Obligor and without regard to any event affecting the Related Equipment subject thereto, the obsolescence of such Related Equipment, any claim of such Obligor against any Loan Party or any change in circumstance of such Obligor or any other circumstance whatsoever except to the extent that in the event of a casualty of any item of Related Equipment, the Obligor is obligated to pay, in lieu of all future rents under the Contract with respect to such item, an amount which equals or exceeds the present value of the related Contract as of the Payment Date next succeeding the making of such payment, and
(xiv) that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

         (i) a Receivable which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

         (j) a Receivable which was originated by the Originator in accordance with, and satisfies in all material respects all applicable requirements of, the Credit and Collection Policy;

         (k) except in the case of Short-Term Receivables, a Receivable which, according to the Contract related thereto, has an original term of greater than six (6) but less than or equal to sixty (60) months;

         (l) a Receivable not more than 25% of the aggregate unpaid balance of all Receivables of the Obligor of which are Defaulted Receivables;

         (m) a Receivable which is non-cancelable (except in the case of Permitted National Account Upgrades); and

         (n) a Receivable the original term of which has not been extended and the Unpaid Balance of which has not been adjusted more than once.

Equity Interests: With respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which Lanier is a member and which is treated as a single employer under Section 414 of the Code.

Eurodollar Business Day: A day of the year as defined in clause (i) of the definition of Business Day.

Eurodollar Loan: A Loan which bears interest at the applicable Eurodollar Rate.

Eurodollar Rate: For any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M <Index> Q <Go>" effective as of 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 a.m., New York City time, two (2) Business Days prior to the first day of such Interest Period, for deposits in U.S. Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Liquidity Funding.

Eurodollar Rate (Reserve Adjusted): With respect to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

Eurodollar Reserve Percentage: With respect to any with respect to any Interest Period, the maximum reserve percentage, if any, applicable to a Liquidity Bank under Regulation D during such Interest Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be applicable) for determining such Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Interest Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by such Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

Event of Bankruptcy:  With respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Excess Cash Flow Participation Agreement: The Excess Cash Flow Participation Agreement, dated as of June 7, 2000, between Lanier and Lanier Lease Participation Corporation, granting an undivided percentage participation interest to Lanier Lease Participation Corporation in certain of the excess cash distributions that Lanier may receive from its equity investment in LLR LLC.

Excess Concentration Amount: As of any date, the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Excluded Dictation Receivable: Any Dictation Receivable which is not in existence as of the Initial Cut-Off Date.

Extension Request:  As defined in Section 1.8.

Facility Fee:  As defined in the Fee Letters.

Falcon:  As defined in the preamble.

Falcon Agent:  As defined in the preamble.

Falcon Allocation Limit: As defined in Section 1.1(b).

Falcon Fee Letter: That certain Falcon Fee Letter dated as of June 7, 2000 by and among the Borrower, the Falcon Agent and the Administrative Agent.

Falcon Liquidity Agreement: That certain Liquidity Asset Purchase Agreement dated as of the date hereof among Falcon, Bank One, as the Falcon Agent, and the Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

Federal Funds Rate: For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the applicable Co-Agent on such day on such transactions, as reasonably determined by such Co-Agent.

Federal Reserve Board: The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

Fee Letters:  The Blue Ridge Fee Letter and the Falcon Fee Letter, collectively.

Final Payout Date: The date following the Termination Date on which the Obligations and all other amounts payable by the Borrower under the Transaction Documents shall have been paid in full.

5-Year Agreement: That certain Amended and Restated 5-Year Credit Agreement, dated as of December 31, 1999, by and among, Lanier, as the Company, the Subsidiary Borrowers named therein, the Lenders named therein, ABN Amro Bank, N.V., as Administrative Agent, Issuing Bank, Dollar Swing Line Bank, Lead Arranger and Book Runner, ABN Amro Bank N.V., Belgium Branch, as Multicurrency Swing Line Bank, Suntrust Bank, Atlanta, as Syndication Agent and Wachovia, as Documentation Agent, as amended, restated or otherwise modified from time to time.

Form 10: The Form 10/A (Amendment No. 3) Registration Statement filed by Lanier with the Securities and Exchange Commission on October 20, 1999 with respect to the Spin-off (as defined in the 5-Year Agreement).

Fundamental Change:  As defined in Section 7.3.

Funding Percentage: (a) With respect to Blue Ridge and its Liquidity Banks in the aggregate, 50%, and (b) with respect to Falcon and its Liquidity Banks in the aggregate, 50%, as each of the foregoing percentages may be adjusted from time to time pursuant to Section 1.7.

Funding Termination Date:  The earliest of the following:

         (a) 364 days following the date hereof (unless extended by unanimous agreement of Blue Ridge, Falcon and their respective Co-Agents and Liquidity Banks); or

         (b) the Co-Agents declare a Funding Termination Date in a notice to the Borrower in accordance with Section 10.2(a); or

         (c) in accordance with Section 10.2(b), the Funding Termination Date occurs automatically.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

GMA: That certain Guaranteed Maintenance Agreement entered into by each lessee with the Originator and assigned to the Borrower.

Governmental Authority: Any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

Guarantor: As defined in the preamble.

Hedging Agreements: Collectively, (a) that certain Interest Rate Cap Agreement dated as of June 7, 2000, executed by Wachovia in favor of the Borrower, with respect to an initial notional amount of at least $100,000,000 at a rate not in excess of 10.55% per annum, (b) that certain Interest Rate Cap Agreement dated as of June 7, 2000, executed by Bank One in favor of the Borrower, with respect to an initial notional amount of at least $100,000,000 at a rate not in excess of 10.55% per annum, and (c) any other interest rate caps or other interest rate hedging arrangements of the Borrower which are reasonably acceptable to both Co-Agents.

Hedging Obligations: Of a Person means any and all obligations of such Person, wither absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such parties' assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

HP:  Hewlett Packard Corporation, its successors, affiliates and assigns.

Indebtedness: Of a Person means, without duplication, such Person's (i) obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customer in the trade), (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) Capitalized Lease Obligations, (vi) Hedging Obligations, (vii) Contingent Obligations, (viii) actual and contingent reimbursement obligations in respect of letters of credit, (ix) outstanding principal balances (representing securitized but unliquidated assets) under asset securitization agreements (including, without limitation, the outstanding principal balance of receivables under receivables transactions), and (x) the implied debt component of synthetic leases on which such Person is the lessee or other Off-Balance Sheet Liabilities).

Indemnified Amounts:  As defined in Section 13.1.

Indemnified Party:  As defined in Section 13.1.

Independent Manager:  As defined in Section 7.4(ii).

Initial Due Diligence Auditor: Such person designated by the Administrative Agent as the initial due diligence auditor.

Initial Seller Note:  As defined in each of the Sale Agreements.

Intercreditor Agreement: The Intercreditor Agreement (Post-Lease), dated as of June 7, 2000, among Wachovia Bank, N.A., as administrator, the Administrative Agent, Lanier Collections, LLR LLC and Lanier Receivables LLC.

Interest Expense: For any period, the total interest expense of Lanier and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment fees and fees for stand-by letters of credit), all as determined in conformity with Agreement Accounting Principles.

Interest Payment Date:

                  (a) with respect to (i) any CP Rate Loan of Blue Ridge, the last day of its CP Tranche Period, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date, and with respect to (ii) any CP Rate Loan of Falcon, each Settlement Date, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date;

                  (b) with respect to any Eurodollar Loan, each of the following days: the last day of its Interest Period, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date;

                  (c) with respect to any Alternate Base Rate Loan, each of the following days: each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date; and

                  (d) with respect to any Loan while the Default Rate is applicable thereto, each of the following days: upon demand or, in the absence of any such demand, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date.

Interest Period: With respect to a Eurodollar Loan, a period not to exceed three months commencing on a Business Day selected by the Borrower (or the Servicer on the Borrower's behalf) pursuant to this Agreement and agreed to by the applicable Co-Agent. Such Interest Period shall end on the day which corresponds numerically to such date one, two, or three months thereafter, provided, however, that (i) if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month, and (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day unless said next succeeding Business Day falls in a new calendar month, then such Interest Period shall end on the immediately preceding Business Day.

Interest Rate: A Eurodollar Rate (Reserve Adjusted), a CP Rate, the Alternate Base Rate or the Default Rate.

Lanier:  As defined in the preamble.

Lanier Credit Event:  The occurrence of the following:

                  (a)      any "Default" shall occur under the Bank Facilities;

                  (b) Lanier shall fail to maintain as of the end of each fiscal quarter set forth below a ratio of (i) EBITDAR for the four fiscal quarter period then ending to (ii) Interest Expense plus Rentals for such period of not less than the ratio set forth below opposite such period:


                     FISCAL QUARTER ENDING                        RATIO
                     ---------------------                        -----
                  12/31/1999 through 6/30/2000                    2.75

                  7/1/2000 through 6/29/2001                      2.75

                  6/30/2001 through 6/28/2002                     3.00

                  6/29/2002 through 6/27/2003                     3.25

                  6/28/2003 through 7/2/2004                      3.50

                  7/3/2004 and thereafter                         3.75

                  (c) Lanier shall fail to maintain as of the end of each fiscal quarter set forth below a Leverage Ratio for the four fiscal quarter period then ending of not greater than the ratio set forth below opposite such period:


                 FISCAL QUARTER ENDING                             RATIO
                 ---------------------                             -----
               12/31/1999 through 6/30/2000                         3.25

               7/1/2000 through 6/29/2001                           3.00

               6/30/2001 through 6/28/2002                          2.75

               6/29/2002 through 6/27/2003                          2.50

               6/28/2003 through 7/2/2004                           2.25

               7/3/2004 and thereafter                              2.00


         (d) Lanier permits its Consolidated Net Worth at any time to be less than the sum of (i) 85% of the Consolidated Net Worth on November 5, 1999, plus (ii) 50% of Net Income (if positive) calculated separately for (A) the remainder of the quarterly accounting period in which November 4, 1999 occurred, and (B) each subsequent quarterly accounting period, in each case, excluding changes in cumulative foreign exchange translation adjustment.

Lenders: Each of the Conduits, each of the Liquidity Banks, and the successors and assigns of each of the foregoing.

Leverage Ratio: As of any date of determination, the ratio of (a) Total Indebtedness on such date of determination to (b) EBITDA for the period of four fiscal quarters ending on the fiscal quarter end occurring on such date of determination.

Lien: Any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.

Liquidation Event:  As defined in Section 10.1.

Liquidity Agreements: The Blue Ridge Liquidity Agreement and the Falcon Liquidity Agreement, collectively.

Liquidity Bank: (a) With respect to Falcon, Bank One, (b) with respect to Blue Ridge, Wachovia, and (c) any Eligible Liquidity Assignee of Bank One's Commitment hereunder and under Falcon's Liquidity Agreement or Wachovia's Commitment hereunder and under Blue Ridge's Liquidity Agreement, in each case, to which the Borrower has consented if required under Section 12.1. A Liquidity Bank will become a "Lender" hereunder at such time as it makes any Liquidity Funding.

Liquidity Commitment: With respect to each Liquidity Bank, its commitment to make Liquidity Fundings pursuant to the Liquidity Agreement to which it is a party.

Liquidity Funding: (a) A purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of a Conduit's Loan, or (b) any Loan made by a Conduit's Liquidity Banks in lieu of such Conduit pursuant to Section 1.1.

LLR LLC:  As defined in the preamble.

Loan: Any loan made by a Lender to the Borrower pursuant to this Agreement. Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Rate Loan, selected in accordance with the terms of this Agreement.

Loan Parties: Collectively, (i) the Borrower, (ii) Lanier Collections, (iii) Lanier, as Guarantor of the Servicer's Performance, and (iv) LLR LLC.

Lock-Box Account: Any bank account maintained for the purpose of receiving Collections at a bank or other financial institution that has executed a Lock-Box Agreement.

Lock-Box Agreement: A letter agreement, in substantially the form of Exhibit A, among the Servicer, the Administrative Agent, the Borrower and any Lock-Box Bank.

Lock-Box Bank: Any of the banks holding one or more lock-boxes or Lock-Box Accounts receiving Collections from Receivables.

Long-Term Receivable: That portion of each Receivable that has not yet been billed.

Loss Ratio: On any date of determination, the ratio (expressed as a percentage) computed by dividing (a) the product of (i) 12 times (ii) the aggregate Losses that occurred during the Settlement Period then most recently ended, by (b) the aggregate Unpaid Balance of Receivables on the last day of the Settlement Period then most recently ended.

Loss Reserve:  On any date of determination, the amount equal to the sum of:

         (a) the product of (i) the Loss Reserve Percentage applicable to Short-Term Receivables, multiplied by (ii) the portion of the Adjusted Net Pool Balance comprised of Short-Term Receivables as of the close of business of the Servicer on such date; plus

         (b) the product of (i) the Loss Reserve Percentage applicable to Long-Term Receivables multiplied by (ii) the portion of the Adjusted Net Pool Balance comprised of Long-Term Receivables as of the close of business of the Servicer on such date.

Loss Reserve Percentage:  On any date of determination:

         (a) with respect to Short-Term Receivables, the greater of (i) 15% and (ii) three (3) times the highest three-month rolling average Loss Ratio during the most recent 12 Settlement Periods; and

         (b) with respect to Long-Term Receivables, the greater of (i) 15% and (ii) three (3) times the highest three-month rolling average Loss Ratio during the most recent 12 Settlement Periods multiplied by the Average Receivables Life.

Losses: Any and all reductions in the Unpaid Balance of any Receivable for any reason OTHER THAN (i) adjustment of a billing error, or (ii) receipt of a cash payment.

Material Adverse Effect: With respect to any event or circumstance, a material adverse effect on:

                  (i) the assets, operations, business or financial condition of any Loan Party, which could reasonably be expected to have a material adverse effect on the creditworthiness of such Loan Party;

                  (ii) the collectibility of a material amount of the Receivables;

                  (iii) the ability of any Loan Party to perform in all material respects its obligations under this Agreement or any other Transaction Document; or

                  (iv) the status, existence, perfection, priority or enforceability of the Secured Parties' and the Administrative Agent's interest in the Receivables.

Moody's:  Moody's Investors Service, Inc.

National Accounts: Those certain accounts created by an obligor that are designated by the Borrower as "National Accounts" in the course of its daily business practice.

Net Income: For any period, the net income (or loss) after taxes of Lanier and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with Agreement Accounting Principles.

Net Pool Balance: On any date, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables on such date, minus (ii) the Excess Concentration Amount.

Obligations: All unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders (or any Lender), the Administrative Agent, the Co-Agents (or any Agent) or any Indemnified Party arising under the Transaction Documents.

Obligor: A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

Obligor Concentration Limit:  At any time:

         (a) in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated obligors (if any), the Concentration Factor multiplied by the aggregate Unpaid Balance of all Eligible Receivables at such time; provided, however that at the Borrower's request and in the Co-Agents' sole discretion, the Co-Agents may permit certain Obligors to have an Obligor Concentration Limit in excess of those described in the foregoing clauses (i) and (ii); and

         (b) in relation to the aggregate Unpaid Balance of Receivables owed by any Obligors domiciled in any one state or the District of Columbia: (i) 16% for Obligors domiciled in the State of California, (ii) 12% for Obligors domiciled in the State of Florida, (iii) 12% for Obligors domiciled in the State of Texas, and (iv) 10% for Obligors domiciled in any other State or in the District of Columbia; provided, however that at the Borrower's request and in the Co-Agents' sole discretion, the Co-Agents may permit Obligors in certain jurisdictions to have an Obligor Concentration Limit in excess of those described in the foregoing clauses (i) through (iv).

Off-Balance Sheet Liabilities: Of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so called "synthetic" lease transaction, or (d) any obligation of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

Organic Documents: Relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

Originator:  Lanier.

Owned Goods: Office equipment that: (i) prior to its transfer under the Sale Agreement (Step 1), has been purchased by the Originator from the applicable manufacturer or supplier, without recourse (except for customary warranties),
(ii) prior to its transfer under the Sale Agreement (Step 1), has been paid for in full by the Originator (except in the case of office equipment purchased from HP, in which case such office equipment has either been fully paid for by the Originator or will be fully paid for by the Originator on or within 30 days after the Borrower's acquisition of the Receivable arising from the lease thereof), and (iii) as of the date of its transfer under the Sale Agreement (Step 1), was not known by any Loan Party to have suffered any loss or damage which had not been repaired.

Performance Guaranty: The Performance Guaranty, dated as of even date herewith, executed by Lanier in favor of the Administrative Agent, for the benefit of the Secured Parties.

Permitted National Account Upgrade: The right granted to an Obligor on a National Account to upgrade, in the aggregate, not more than 15% of the aggregate book value of all Related Equipment leased to such Obligor by the Originator over the life of the applicable Contract by entering into a new lease or lease schedule with an aggregate Unpaid Balance at least equal to the aggregate amount of remaining payments that would have been owing in respect of the replaced Related Equipment.

Person: An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Plan: Any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of Lanier or any ERISA Affiliate.

Pooled Commercial Paper: Commercial Paper Notes of Falcon subject to any particular pooling arrangement by Falcon, but excluding Commercial Paper Notes issued by Falcon for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Falcon.

Prepayment Notice:  As defined in Section 1.5(a).

Prime Rate: Refers to that interest rate so denominated and set by the Blue Ridge Agent or the Falcon Agent, as applicable, from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Blue Ridge Agent or the Falcon Agent, as applicable. The Blue Ridge Agent or the Falcon Agent, as applicable, lends at interest rates above and below the Prime Rate.

Program Information:  As defined in Section 14.8(a)(i).

Qualifying Liquidity Bank: A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's and (ii) P-1 by Moody's.

Ratable Share: With respect to any Liquidity Bank, the ratio which its Commitment bears to the sum of the Commitments of all Liquidity Banks for the same Conduit.

Receivable: Any right to payment arising from the lease of Owned Goods, the sale of supplies and/or the provision of services for such office equipment by the Originator, including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto, which is purported to be sold or contributed under any of the Sale Agreements, but excluding any Excluded Dictation Receivable. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction or evidenced by any other invoice; provided, however, any right to payment referred to in this sentence shall be a Receivable regardless of whether the account debtor, the Originator, LLR LLC or the Borrower treats such right to payment as a separate payment obligation.

Regulation: Any specified Regulation of the Federal Reserve Board, as the same may be amended or supplemented from time to time.

Regulatory Change: Any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Banks) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

Reinvestment:  As defined in Section 3.2(r).

Related Assets: (a) all rights to, but not any obligations under, all Related Security, (b) all rights, interests and remedies of the Borrower in, to and under any of the Sale Agreements, (c) all books and records evidencing or otherwise relating to any Receivables, (d) all Lock-Box Accounts and all cash and investments from time to time therein and (e) all Collections in respect of, and other proceeds of, any Receivables or any of the foregoing.

Related Equipment: With respect to any Receivable, the goods leased to or financed for the Obligor which lease or financing gave rise to such Receivable and all financing statements or other filings with respect thereto.

Related Security: With respect to any Receivable, all of the Borrower's (in the case of usage in this Credit and Security Agreement) or Guarantor's (in the case of usage in this Credit and Security Agreement, Security Agreement (Lanier Lease Receivables LLC) or any other Transaction Document to which Guarantor is a party) or the Originator's (in the case of usage in the Sale Agreement (Step 1)) right, title and interest in and to: (a) all Contracts that relate to such Receivable; (b) all Related Equipment, the lease of which gave rise to any portion of such Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Receivable; (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (f) all insurance policies, and all claims thereunder, related to such Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Receivable.

Rentals: Of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property.

Reportable Event: Any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

Reporting Date:  As defined in Section 3.1(a).

Required Amounts:  As defined in Section 3.2.

Response Date:  As defined in Section 1.8.

Revolving Period: The period from and after the date of the initial Advance under this Agreement to but excluding the Termination Date.

S&P: Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies.

Sale Agreements: Collectively, the Sale Agreement (Step 1) and the Sale Agreement (Step 2).

Sale Agreement (Step 1): The Purchase and Sale Agreement (Step 1), dated as of even date herewith, between the Originator and LLR LLC, as it may be amended, supplemented or otherwise modified.

Sale Agreement (Step 2): The Purchase and Sale Agreement (Step 2), dated as of even date herewith, between LLR LLC and the Borrower, as it may be amended, supplemented or otherwise modified.

SEC:  The Securities and Exchange Commission.

Secured Guaranty: The Secured Guaranty, dated as of even date herewith made by LLR LLC in favor of the Administrative Agent for the benefit of the Secured Parties.

Secured Parties: The Lenders, the Co-Agents, the Administrative Agent, the other Indemnified Parties and the Affected Parties.

Security Agreement Collateral: As defined in the Security Agreement (Lanier Lease Receivables LLC).

Security Agreement (Lanier Lease Receivables LLC): The Security Agreement (Lanier Lease Receivables LLC), dated as of even date herewith, between LLR LLC and the Administrative Agent.

Servicer:  As defined in the preamble.

Servicer Advance:  As defined in Section 8.3.

Servicer Default:  As defined in Section 8.4.

Servicer Transfer Event:  As defined in Section 8.1(b).

Servicer's Fee: An amount equal to (x) the Servicer's Fee Rate, times (y) the aggregate Unpaid Balance of the Receivables at the close of business on the first day of such Settlement Period, times (z) 1/360.

Servicer's Fee Rate:  1.0% per annum.

Settlement Date:  Two Business Days following each Reporting Date.

Settlement Period:

         (a) the period from (and including) the date of the initial Advance to (and including) the last day of the calendar month in which such date occurs; and

         (b) thereafter, each period from (but excluding) the last day of the next preceding Settlement Period to (and including) the last day of the next following calendar month;

provided, however, that the last Settlement Period shall end on the Final Payout Date.

Settlement Report:  As defined in Section 3.1(a).

Short-Term Receivable: That portion of each Receivable that has been billed and remains unpaid.

Structuring Fee:  The structuring fee described in the Fee Letters.

Subsidiary: With respect to any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

Successor Notice:  As defined in Section 8.1(b).

Termination Date:  The earliest of:

         (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreements (unless such commitments are renewed, extended or replaced on or before such date);

         (b)      the Funding Termination Date;

         (c) the date designated by the Borrower as the "Termination Date" on not less than fifteen (15) Business Days' notice to the Co-Agents, provided that on such date the Obligations have been paid in full; and

         (d)      the date on which any of the following shall occur:

                  (i) Failure to obtain one or more Liquidity Agreements in substitution for the then existing Liquidity Agreements on or before 30 days prior to the expiration of the commitments of the Liquidity Banks thereunder; or

                  (ii) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, (x) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to the Constituent Lender and its Co-Agent, and
         (y) the commitment of such Downgraded Liquidity Bank under the applicable Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to any of the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

                  (iii) Any Lender shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Termination Notice:  As defined in Section 8.4.

Total Indebtedness: Without duplication, (a) all Indebtedness of Lanier, on a consolidated basis, required to be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles, plus without duplication,
(b)(i) the face amount of all outstanding letters of credit in respect of which Lanier or any of its Subsidiaries has any actual or contingent reimbursement obligation, plus (ii) the principal amount of all Indebtedness of any Person in respect of which Lanier or any Subsidiary has a Contingent Obligation, plus
(iii) outstanding principal balances (representing securitized but unliquidated assets) under asset securitization agreements (including, without limitation, the outstanding principal balance of receivables under receivables transactions), plus (iv) the implied debt component of synthetic leases of which Lanier or any Subsidiary is lessee or any other off-balance sheet financing arrangements giving rise to any Off-Balance Sheet Liabilities.

Transaction Documents: This Agreement, the Lock-Box Agreements, the Sale Agreements, the Initial Seller Notes, the Liquidity Agreements, the Secured Guaranty, the Intercreditor Agreement, the Security Agreement (Lanier Lease Receivables LLC), the Performance Guaranty, the Fee Letters, the Hedging Agreements and the other reports, certificates, instruments and documents to be executed and delivered in connection with the foregoing.

UCC: The Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unmatured Liquidation Event: Any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

Unpaid Balance: With respect to any Receivable means at any time the aggregate unpaid amount thereof excluding any portion of such unpaid amounts relating to
(i) residual value of the Related Equipment, (ii) late payment charges, (iii) delinquency charges, (iv) extension fees, or (v) collection fees.

Unused Fee:  As defined in the Fee Letters.

U.S. Dollars:  Dollars in lawful money of the United States of America.

Voting Block.  As defined in Section 11.4(c).

         B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


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